Exhibit 10.1

     PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS

between

HOPE MINING AND MILLING COMPANY

and

AURELIO RESOURCES INC.

May 15, 2006

5/17/2006

Exhibit A	Legal Description of Subject Property
Exhibit B	Form of Promissory Note
Exhibit C	Form of Deed of Trust and Fixture Filing
Exhibit D	Form of Deed of Trust and Assignment of Rents
Exhibit E1	Copy of Existing Lease
Exhibit E2	Copy of Tenant’s Waiver of Right of First Refusal
Exhibit F	Deed of Net Smelter Returns Production Royalty
Exhibit G	Resolution of Disputes

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TOC - 2

PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (the “Agreement”) is entered into as of the _____day of May, 2006, by and between HOPE MINING AND MILLING COMPANY, an Arizona corporation (“Seller”), and AURELIO RESOURCES INC., a Colorado corporation, as (“Buyer”).

RECITALS

WHEREAS, Seller is the owner of the Subject Property consisting of patented mining claims commonly known as Courtland Mines, located in Cochise County AZ with total acreage of approximately 545 acres, more or less, as described on Exhibit “A” attached hereto and by this reference incorporated herein, and any rights, water rights, privileges and appurtenances thereto, if any. Further, Seller desires to sell this Subject Property, including any mineral rights (the “Subject Property”).

A.	Buyer desires to purchase the Subject Property from Seller.

B.	The Buyer and Seller desire to enter into this Agreement to delineate their respective rights and obligations with respect to the purchase and sale of the Subject Property.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties agree as follows:

AGREEMENT

1. Definitions.

“Appurtenances” shall have the meaning described in Paragraph 2(A).

“Closing Date” shall have the meaning described in Paragraph 6.

“Deed of Trust and Fixture Filing” shall have the meaning described in Paragraph 3(D). “Deed of Trust and Assignment of Rents” shall have the meaning described in Paragraph 3(D). “Earnest Money” shall have the meaning described in Paragraph 3(A).

“Escrow Agent” and “Escrow Instructions” shall have the meanings described in Paragraph 5.

“Existing Lease” shall have the meaning described in Paragraph 7(E).

“Feasibility Date” shall be the last day of the Inspection Period. “Inspection Period” shall have the meaning described in Paragraph 7(B). “Lenders’ Title Policy” shall have the meaning described in Paragraph 4. “Opening of Escrow” shall have the meaning described in Paragraph 5. “Permitted Encumbrances” shall have the meaning described in Paragraph 4.

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“Promissory Note” shall have the meaning described in Paragraph 3(B).

“Purchase Price” is defined in Paragraph 3.

“Right of First Refusal” shall have the meaning described in Paragraph 7(E).

“Subject Property” shall have the meaning described in Exhibit “A”.

“Survey” shall have the meaning described in Paragraph 4.

“Tenant” shall have the meaning described in Paragraph 7(E).

“Title Company” shall have the meaning described in Paragraph 4.

“Title Commitment” shall have the meaning described in Paragraph 7(A).

“Title Documents” shall have the meaning described in Paragraph 7(A) and specifically including those records and files of Seller mentioned in the last paragraph of Paragraph 7.

“Water Rights” and “Water Rights Transfers” shall have the meanings described in Paragraph 4.

        2. Sale. Seller agrees to sell, transfer, convey, and assign to Buyer, and Buyer agrees to purchase and accept from Seller, for the Purchase Price (as hereinafter defined), on and subject to the terms and conditions herein set forth, the following:

     A. That certain Subject Property generally known as Courtland Mine located in the County of Cochise, State of Arizona and more particularly described on Exhibit “A” attached hereto and incorporated herein by reference for all purposes (the “Subject Property”), together with all rights and interests appurtenant thereto and/or located thereon, including without limitation any and all water rights of any kind, grazing leases and patented and unpatented mining claims pertaining to or used in connection with the Subject Property (the “Appurtenances”), subject to any and all valid and existing covenants, conditions, easements, restrictions, and reservations of record as of the Effective Date (defined below), including, without limitation, any oil, gas or other minerals (except to the extent such have been retained or reserved by prior grantors or owners) on, in and under the Subject Property held by Seller; and

     B. All improvements and fixtures of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, or operation of the Subject Property or improvements located thereon (collectively, the “Improvements”), together with all rights, title and interest appurtenant thereto. Seller shall deliver to Buyer a written schedule of the Improvements at least forty-five (45) days prior to the Closing.

The Improvements, Appurtenances and Subject Property are herein collectively called the “Property”. All of the Property shall be conveyed, assigned, and transferred to Buyer at Closing, free and clear of all liens, claims, easements, and encumbrances whatsoever, by, through or under Seller, except for the Permitted Encumbrances, as hereinafter defined.

     3. Purchase Price. The purchase price for the Subject Property shall be One Million, Two Hundred Thousand Dollars ($1,200,000.00) (“Purchase Price”), payable as follows:

     A. Earnest Money. The sum of Ten Thousand Dollars ($10,000.00) shall be deposited by Buyer with Escrow Agent (hereinafter defined) as Earnest Money (the “Earnest Money”) upon execution of this Agreement by both parties. The Earnest Money shall be in the form of cash, check or wire transfer, and shall be deposited by Escrow

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Agent in an interest bearing account. The Earnest Money shall be applied to the purchase price at Closing (as defined below). Upon Closing, interest earned on the Earnest Money shall be paid to Buyer. If this Agreement is terminated prior to the expiration of the Feasibility Date, the Earnest Money shall be refunded to Buyer. If this Agreement is terminated after the Inspection Period, the Earnest Money shall be nonrefundable to Buyer and shall be paid to Seller unless the termination is pursuant to a provision of this Agreement expressly providing for the payment of the Earnest Money to Buyer. Any fees owed to Escrow Agent in the event of a default and termination shall be the responsibility of the defaulting party.

B. Balance of Purchase Price. Buyer shall pay the balance of the purchase price at Closing as follows:

Down Payment:	Amount
Earnest Money Deposit	$ 10,000.00
Balance of Down Payment at closing	$240,000.00
Total Down Payment	$250,000.00
Balance Carried 6% straight line annual	$950,000.00
interest - 4 year term (“Promissory Note”)
Interest only payments during note term
($57,000 per annum), payable in arrears
each month with balloon payment at the
end of year 4

The balance of Promissory Note may be prepaid in whole or in part without penalty. The balance of the Promissory Note shall become due and payable immediately upon the commencement of commercial production from the Property.

     C. Promissory Note. The Promissory Note shall be a non-recourse, purchase money, promissory note in favor of Seller in the form attached hereto as Exhibit B. Buyer shall execute and deliver the Promissory Note on the Closing Date.

     D. Deed of Trust. The Promissory Note shall be secured by a purchase money Deed of Trust and Assignment of Rents with Security Agreement and Fixture Filing (Financing Statement) on the Subject Property in one of the forms, or a combination of the two, attached hereto as Exhibits C and D (the “Deed of Trust and Fixture Filing (With Assignment of Rents and Security Agreement)” and “Deed of Trust and Assignment of Rents”, respectively). Buyer shall execute, acknowledge and deliver the Deed of Trust on the Closing Date.

     4. Transfer of Title and Title Insurance. Conveyance of the Subject Property at Closing shall be by Warranty Deed, subject to the encumbrances approved by Buyer under the provisions of Paragraph 6A prior to Closing (the “Permitted Encumbrances”). The Subject Property will be deeded at Closing. Seller shall cause to be prepared, at Seller’s expense, a standard owner’s policy of title insurance issued by Lawyers Title Agency (“Title Company”) insuring title to the Subject Property for the full amount of the purchase price in the name of Buyer or Buyer’s nominee, subject only to the Permitted Encumbrances. The owner’s policy will be issued effective as of the Closing Date. Without delaying the Closing, Buyer shall have the option to upgrade such policy to an ALTA extended owner’s policy. Seller shall provide Buyer an ALTA survey of the Property (the “Survey”) at Seller’s expense during the Inspection Period no later than sixty (60) days from opening of Escrow, provided, however, that Seller shall not be in default hereunder if the surveyor preparing the Survey shall require more than sixty (60) days from opening of Escrow to complete the Survey. The Feasibility Date shall be extended by the number of additional days the surveyor requires to complete the Survey. Seller shall pay the first One Thousand Dollars ($1,000.00) of the Survey; Buyer shall pay the

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balance of the cost of the Survey. The Survey shall be obtained through Arizona Land Surveyors or any other licensed Arizona surveyor. All amounts Buyer pays for the Survey shall be credited against and reduce the Purchase Price.

Buyer, at Buyer’s expense shall cause Escrow Agent to provide Seller with a standard coverage lender’s policy of title insurance (the “Lender’s Title Policy”) at the Closing. The Lender’s Title Policy shall be issued by the Title Company in the original principal amount of the Promissory Note, be effective as of the Closing Date, and shall insure Seller that the Deed of Trust is a first priority lien on the Subject Property subject only to: (i) the usual printed exceptions and exclusions contained in such title insurance policy; (ii) the exceptions contained in the title report or commitment issued as part of the Title Documents, as that term is defined in Paragraph 7(A); and (iii) any other matter approved in writing by Seller or resulting from the acts of Seller or Seller’s agents.

At the Closing, Seller shall also transfer all well registrations for wells located on the Subject Property, all rights to any unregistered wells located on the Subject Property, all grandfathered groundwater rights associated with, or used in connection with the operation of, the Subject Property, and all similar water rights belonging to the Seller and pertaining to the Subject Property (collectively, the “Water Rights”) by execution and delivery of transfer documents required to transfer such Water Rights on the records of the Arizona Department of Water Resources and in the Official Records of Pinal County, Arizona (collectively, the “Water Rights Transfers”). Payment of any filing fees in connection with the Water Rights Transfers shall be split between Seller and Buyer at Closing. Seller hereby advises Buyer that Seller does not have specific information regarding any Water Rights with respect to the Property and, accordingly, Buyer shall be solely responsible to obtain during the Inspection Period all documentation regarding any such Water Rights as well processing all transfer documentation required in order to transfer to Buyer any such Water Rights and to grant Seller at Closing a lien on any such Water Rights to secure Buyer’s Payment of the Promissory Note.

     5. Escrow Agent and Escrow. The Escrow Agent for Closing of this transaction shall be Lawyers Title Agency (Agent: Susan Kirk) (the “Escrow Agent”). The telephone number is 520-529-1544 and the fax number of the Escrow Agent is 520-202-6276. This Agreement shall constitute escrow instructions to the Escrow Agent. Buyer and Seller shall execute such additional reasonable escrow instructions as shall be consistent with this Agreement and reasonably required by Escrow Agent (the “Escrow Instructions”). The Escrow Instructions shall not supersede, modify or amend any of the terms of this Agreement, and in the event of any conflict or ambiguity between the terms of this Agreement and those of the Escrow Instructions, this Agreement shall take precedence. Escrow Agent shall open Escrow and sign and date the acceptance of the last page of this Agreement and the copies (the date of which shall be the “Opening of Escrow”); fill in the Escrow Number, Escrow Officer, Opening Date and Closing date and mail executed copies to the Buyer and Seller.

     6. Closing. Closing shall occur thirty (30) days after the Inspection Period expiration (the “Closing Date”), unless an extension of this Closing Date is agreed to by the parties. Closing means the date the deed to Buyer is recorded and shall occur at the office of the Escrow Agent.

     7. Conditions. Buyer’s obligations hereunder shall be subject to the following:

     A. Title Report. Seller shall use its best efforts to cause Escrow Agent to provide Buyer, at Buyer’s expense, a current standard coverage preliminary report of title, otherwise known as a commitment for title insurance or “Title Commitment” for the property, together with legible copies of all documents shown as exceptions in the report and a title commitment for a standard owner’s title insurance policy (collectively the “Title Documents”). Within fifteen (15) days after receipt of the last of the Title Documents, Buyer may disapprove the report by written notice to Escrow Agent and Seller specifying the matters shown in the report which are disapproved by Buyer. If Amendments to Title Commitments are issued, Buyer will have fifteen (15) days after receipt to review and object to any amendment, including any survey exception added to the title commitment. Any time taken relating to the objection and curing of title matters shall extend the Feasibility Date by the number of days of required for the objection and curing. Failure of Seller and Escrow Agent to receive written notice within fifteen (15) days of receipt of Buyer’s timely

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objections, shall be conclusively deemed to constitute Buyer’s approval of the report. Within fifteen (15) days of Buyer’s timely objections, Seller will provide Buyer with notice of Seller’s election either to attempt to cure the matter to which an objection has been raised or to do nothing. If Seller elects to attempt to cure the matter but is unable to do so on or before the fifteenth (15th) day before the last business day before the Closing, then Buyer may elect by written notice to Seller and Escrow Agent either (i) to waive the matter to which objection has been raised or (ii) to terminate this Agreement and Escrow and Seller shall reimburse and return to Buyer the Earnest Money. An absence of notice shall be deemed conclusively to be Buyer’s election to waive the matter to which objection has been raised. If the Seller elects to do nothing when Buyer has raised a timely objection, then Buyer shall within five (5) days of receipt of notice of such election notify Seller and Escrow Agent of its election to (i) waive the matter to which objection has been raised or (ii) to terminate this Agreement and Escrow. An absence of notice shall be deemed conclusively to be Buyer’s election to waive the matter to which objection has been raised. If this Agreement and Escrow are terminated because Seller has failed to cure a matter to which objection has been raised or has elected to do nothing, then Escrow Holder shall without further instructions from either party return the Buyer’s Earnest Money and any interest earned thereon.

     B. Conditions of Property.

     (i) Inspection Period. Buyer shall have Ninety Days (90) days following the Opening of Escrow (the “Inspection Period”) to inspect the Subject Property and to conduct such studies and investigations regarding feasibility, utilities, access, zoning, governmental approvals, public use, hazardous waste, the condition of the improvements and any other terms which it wishes to investigate or study. Buyer shall have the right to enter on the Subject Property at any reasonable time during this Inspection Period for the purpose of inspecting and/or surveying the Subject Property and for any other purpose related to this Agreement. All such inspections, investigations or studies shall be at the sole expense of Buyer. Buyer shall repair all damage caused by its investigations, studies and inspections and shall indemnify and hold Seller harmless from and against any and all losses, damages, costs or expenses incurred by Seller, resulting from such investigations, studies or inspections. Seller agrees to cooperate with Buyer during the Inspection Period and to furnish Buyer such documents, instruments and other information concerning the Subject Property as Buyer may, from time to time, reasonably request.

     C. Delivery of Documents. As soon as possible following the execution of this Agreement by both parties Seller shall deliver to Buyer, at Seller’s expense, for Buyer’s information only, the original or legible copies of each of the following documents relating to the Subject Property to the extent Seller has any such documents in Seller’s possession or control:

(i) All lease and occupancy agreements for the Subject Property, if any.

(ii) All documents in Seller’s possession concerning the nature, quality, quantity, scope or ownership of wells or water rights on or appurtenant to the Subject Property.

(iii) All documents in Seller’s possession concerning the zoning of the Subject Property.

(iv) All existing surveys, soils reports, production records, engineering studies, environmental audits or reports, any Phase I Environmental Study, or any similar types of information that are in Seller’s possession or control pertaining to the Subject Property.

(v) All existing environmental information relating to the Subject Property.

Buyer shall have the right to obtain from the local county assessor’s office copies of Subject Property valuation notices and tax statements.

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     D. Cancellation. If Buyer determines for any reason, in its sole and absolute discretion, that it does not desire to purchase the Subject Property, Buyer may elect at any time prior to the expiration of the Inspection Period to cancel this Agreement by written notice to Escrow Agent, in which case Escrow Agent shall refund to Buyer all Earnest Money plus any accrued interest, less Buyer’s share of the cost of the Survey. Upon cancellation the Escrow Agent shall also return to the respective parties any documents they deposited with the Escrow Agent and this Agreement shall then be deemed to be null and void; and neither party shall have any further obligation or liability under this Agreement except liabilities or obligations arising under the Indemnity provisions of this Agreement. In the event said written notice is not deposited by Buyer into Escrow on or before expiration of the Inspection Period then it will be presumed that Buyer has waived its right to cancel this Agreement under this paragraph.

     E. Existing Lease. The Subject Property is subject to that certain Lease Agreement dated May 20, 2005 (the “Existing Lease”) by and between Seller, as lessor, and Source Management, as lessee (the “Tenant”), a copy of which is attached hereto as Exhibit E1. As set forth in Paragraph 14 of the Lease, the Tenant has a right of first refusal to purchase the Subject Property in accordance with the terms and conditions set forth in the Lease (the “Right of First Refusal”). In connection with a previous offer by a third-party to purchase the Subject Property, Seller sent Tenant the notice required to be sent pursuant to Paragraph 14 of the Lease, and Tenant declined to exercise its Right of First Refusal. Such waiver by Tenant is attached hereto as Exhibit E2. The term of the Existing Lease expires May 20, 2006.

     8. Seller’s Warranties. Seller warrants, represents and covenants that:

     A. Suits and Other Matters Affecting Property. As of the date of this Agreement and without independent investigation by Seller, Seller has received no notice of any claims, actions, suits or other proceedings (including, but not limited to, condemnation proceedings) pending or, to the knowledge of Seller, threatened that may adversely affect the Subject Property or Buyer’s right, title, use or interest in and to the Subject Property. Subject to the terms and provisions of the Existing Lease, the execution, delivery and performance of the Agreement will not result in a breach or constitute a default under the provisions of any other agreement or instrument by which the Subject Property is bound; result in a creation or imposition of a lien; result in a violation or breach by Seller of any judgment, order, writ, injunction or decree issued against or imposed upon Seller; or result in a violation of any applicable law, rule or regulation of any governmental authority. Other than the Tenant, there are no leases or rights of parties in possession.

     B. New Liens. Seller shall not cause or permit any new liability, lien, encumbrance or obligation to be placed or imposed upon all or any party of the Subject Property from the date hereof without Buyer’s prior written consent (excluding any lien for non-delinquent property taxes).

     C. Authority. Seller has full power and authority to enter into and perform this Agreement with its terms. The individual(s) executing this Agreement on behalf of Seller are authorized to do so and, upon their executing this Agreement, this Agreement shall be binding and enforceable upon Seller in accordance with its terms.

     D. Title. To the actual knowledge of Seller without independent investigation, Seller holds fee simple title to the Subject Property, subject only to the matters disclosed by the preliminary title report. Prior to the Closing Date, except as set forth in the Existing Lease, Seller will not sell, assign, transfer, lease or convey any right, title or interest whatsoever in and to the Subject Property. Seller has not received any notice that the Subject Property is currently or in the past, is or was in violation of any law, rule, ordinance or regulation, whether federal, state or local.

     E. Ownership. Seller holds and will convey at the Close of Escrow good and marketable fee simple title to the Subject Property.

     F. No Third Party Claims. The Subject Property is now and will be at the Close of Escrow free of all leases and other claims to possession by any third party, except for the matters set forth in the Title Report or disclosed in writing to Buyer by Seller.

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     G. No Conflict. With the exception of the Existing Lease, the execution, delivery, and performance by Seller of this Agreement and any other instruments and documents to be executed and delivered in connection with this Agreement by Seller do not, and will not, result in any violation of, or conflict with, or constitute a default under, the provisions of any mortgage, deed of trust, indenture, lease, security agreement, or other instrument or agreement or any law, regulation, rule, requirement, agreement, restriction, order, writ, decree, or judgment to which Seller or by which Seller is bound or to which Seller is subject.

     H. Environmental. Buyer is aware of the Subject Property’s history as a mining property. Buyer acknowledges that it shall be Buyer’s sole responsibility to satisfy itself regarding: (i) the scope and extent of mining-related activity on the Subject Property; (ii) the extent of environmental conditions, reclamation or remediation activity, if any, with respect thereto; (iii) the impact of such operations on the suitability of the Subject Property for Buyer’s intended purposes or any other purpose. Seller expressly disclaims any and all representations and warranties with respect to the suitability of the Subject Property for Buyer’s intended purposes. Other than the foregoing and without limiting the generality of the foregoing, Buyer acknowledges that Seller has not made and does not make any representation or warranty as to: (i) the value of the Subject Property or any part thereof; (ii) the physical or environmental condition of the Subject Property or any part thereof (including soils, geological conditions, the presence or absence of radioactive, petroleum-based, hazardous or toxic substances, and availability or quality of water); (iii) the sufficiency or suitability of the Subject Property for Buyer’s intended purposes or any purpose; (iv) the square footage, acreage or configuration of the Subject Property or any portion thereof; (v) the sufficiency or completeness of any plans for the Subject Property; (vi) zoning or land use controls affecting the Subject Property; (vii) the state of repair, including, but limited to, the structural integrity of any Improvements; (viii) the compliance of any improvements on the Subject Property or the compliance of any activities previously conducted thereon or therein with any federal, state or local laws, ordinances, regulations or requirements (including those relating to the sale of subdivided lands); (ix) the environmental status or condition of the Subject Property; and (x) the extent to which the Subject Property or Seller has complied with any permits or approvals.

     I. Leases and Unpatented Mining Claims. To Seller’s knowledge without independent investigation, no default exists (or would exist but for the giving of notice and the passage of time) under any grazing lease or unpatented mining claim pertaining to the Subject Property. Without Buyer’s written approval, which shall not unreasonably be withheld or delayed, Seller shall not terminate or permit to lapse any grazing lease or into any new grazing lease or other lease or agreement affection the Subject Property, except that Seller may renew or extend grazing leases and unpatented mining claims in the ordinary course of business consistent with past practice. Seller will provide Buyer with all documentation relating to any mines on the Subject Property within fifteen (15) days after Closing.

     J. Exceptions to Seller’s Warranties.

Except as set forth herein, Seller makes no warranty as to the following:

     (i) the physical condition or any other aspect of the Subject Property, including, but not limited to, the uses to which the Subject Property may be put, the ability to construct additional improvements or modify existing improvements on any portion of the Subject Property or the ability to obtain building permits for any portion of the Subject Property, the conformity of the Subject Property to past, current or future applicable landscaping, parking, zoning or building code requirements, the existence of soil instability, past soil repairs, soil additions or conditions of soil fill, susceptibility to landslides, sufficiency of undershoring, water retention characteristics of the Subject Property, drainage onto or off of the Subject Property, the location of the Subject Property either wholly or partially in a flood plain or a flood hazard boundary or similar area, or any other matter affecting the stability or integrity of the land or any improvements constituting the Subject Property; or

     (ii) the sufficiency of the Subject Property for Buyer’s purposes or as to its continued operating condition or usefulness. All implied warranties, including, without limitation, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE are hereby expressly disclaimed.

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The foregoing representations, warranties and covenants shall be true as of the date hereof and as of Close of Escrow and shall survive the Close of Escrow and delivery of the Deed for a period of one (1) year and then terminate, except that any claim for which legal action is filed and served within such time period shall survive until resolution of such action. All references in this paragraph to Seller’s knowledge shall mean the actual (and not imputed or constructive) knowledge of Nancy Fournier, without having made, or being under any duty to make any further investigation or inquiry with respect to such knowledge and without reviewing Seller’s files or records for purposes of making these representations. In no event shall Nancy Fournier have any personal liability or obligation hereunder and Buyer agrees not to attempt to assert any liability against Nancy Fournier personally by reason of any of the foregoing representations or warranties proving to be incorrect. If Buyer or Seller discovers that any of the foregoing representations or warranties is incorrect prior to Closing, the discovering party shall promptly give notice thereof to the other party. Any such incorrect representation or warranty (other than a knowing intentional misrepresentation or a change occurring by reason of an intentional wrongful act by Seller, which knowing intentional misrepresentation or intentional wrongful act shall constitute a default by Seller and the provisions of Paragraph 10(a) shall apply) shall be automatically amended to conform to the discovered information; and if such change is material, Buyer may elect to terminate this Agreement by sending written notice of termination to Seller and Escrow Agent within five (5) days following the date Buyer learned of such change, in which event Buyer shall be entitled to a refund of the Earnest Money; failure of Buyer to timely terminate shall be deemed to be an election to accept the change.

     9. Buyer’s Warranties. Buyer expressly represents and warrants as follows:

     A. Financial Ability. Buyer has, or has the ability to secure, the financial resources necessary to close this escrow and to satisfy the contingencies described herein.

     B. Authority. Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms.

     C. Authorization. The individual executing this Agreement on behalf of Buyer is authorized to do so, and, upon execution, this Agreement shall be binding and enforceable upon Buyer. Buyer agrees that all of the representations and warranties contained in this paragraph will be true and correct as of the date of the Closing.

     D. Seller’s Representations and Warranties. Buyer agrees that the Subject Property shall be purchased with no representation or warranty being made by Seller of any type or nature, except as expressly stated in writing herein. Buyer acknowledges and agrees that it is purchasing the Subject Property upon the basis of its own investigation of the Subject Property and not solely on the basis of any representation, express or implied, written or oral, made by Seller or its agents or employees, except as set forth in writing herein.

     E. On the condition and subject to the decision of Buyer to proceed with the purchase of the Subject Property in accordance with this Agreement after its investigation and due diligence during the Inspection Period, Buyer acknowledges that consummation of this transaction shall constitute its acknowledgment that it has independently inspected and investigated the Subject Property and has made and entered into this Agreement based upon such inspection and investigation and its own examination of the condition of the Subject Property, and Seller is hereby released from all responsibility regarding the valuation or condition of the Subject Property.

     F. Buyer acknowledges that no person acting on behalf of Seller is authorized to make, and by execution hereof Buyer acknowledges that no person has made, any representation, warranty, guaranty or promise, whether oral or written, except as set forth in this Agreement, and any agreement, statement, representation or promise made by any person which is not contained in this Agreement may not be relied upon and shall not be valid or binding upon Seller. The only representations or warranties outstanding with respect to the subject matter of this transaction, either express or implied by law, are set forth in this Agreement. Consistent with the foregoing and not in limitation thereof, Seller shall not be responsible for any negligent misrepresentation or failure to investigate the Subject Property

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on the part of Seller, any real estate broker, sales agent or any other agent or employee of Seller or affiliate of Seller, or any third party.

     G. Buyer, on behalf of itself, its successors and assigns, hereby releases Seller, and its partners, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, causes of action (including, but not limited to, causes of action arising under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. §§ 9601 et. seq.), losses, costs, damages, injuries, penalties, enforcement actions, fines, taxes, remedial actions, removal and disposal costs, investigation and remediation costs and expenses (including, without limit, attorneys’ fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs), sums paid in settlement of claims, whether direct or indirect, known or unknown, arising out of, related in any way to, or resulting from or in connection with, in whole or in part, the presence or suspected presence of hazardous materials in, on, under, or about the Subject Property.

The foregoing representations, warranties and covenants shall be true as of the date hereof and as of Close of Escrow and shall survive the Closing until such time as the Promissory Note has been paid in full.

     10. Real Estate Commissions. Buyer and Seller each represent to the other that no real estate brokers or other parties have been involved in connection with this transaction and are “entitled to” a commission other than CB Richard Ellis (Andrew Brodkey) (“Seller’s Broker”), whose commission shall be paid by Seller pursuant to a separate agreement between Seller and Buyer. Buyer and Seller do each hereby agree to indemnify and hold the other harmless from and against any costs, expenses or liability for compensation, commissions or charges which may be claimed by any broker, finder or other similar party, by reason of any dealings or actions of the indemnifying party with anyone. The indemnities contained in this Paragraph 9 shall survive the Closing or the earlier cancellation or termination of this Agreement.

     11. Default.

     A. If Buyer learns prior to Closing of a failure by Seller to meet any of its obligations under this Agreement, Buyer’s exclusive remedies for such failure shall be to (i) terminate this Agreement and receive a refund of the Earnest Money, (ii) waive such failure and proceed with Closing, or (iii) institute an action for specific performance. Seller hereby acknowledges that the Subject Property is unique and that, accordingly, it would be equitable for any court of competent jurisdiction or arbitration board to order the specific performance by Seller of Seller’s obligations hereunder; however, Buyer shall have no right to seek specific performance unless such action or submission for arbitration is filed and served on Seller within ninety (90) days following Buyer’s knowledge of Seller’s breach. Buyer hereby specifically waives any right to seek monetary damages of any kind (including, but not limited to, consequential or punitive damages) for any default of Seller occurring and discovered prior to the Close of Escrow; provided, however, that if, as a result of a breach of this Agreement that is intentional or due to the gross negligence of Seller after the Opening of Escrow, specific performance shall not be available as a remedy to Buyer, but in either of those events, and in addition to the return of the Earnest Money to Buyer, Seller shall be liable to Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the pursuit of the acquisition of the Subject Property pursuant to this Agreement.

     B. In the event Seller learns prior to Closing of a failure by Buyer to meet all of its obligations under this Agreement, Seller may, as its sole and exclusive remedy, either waive the default and proceed with Closing or terminate this Agreement and retain the Earnest Money as liquidated damages. In the event of any termination under this Paragraph 11(b), neither party shall have any further obligation or liability to the other in connection with the Escrow or under this Agreement. Buyer and Seller acknowledge that Seller’s actual damages for a breach of this Agreement by Buyer would be difficult to determine and that the Earnest Money deposited into Escrow represents a reasonable and good faith estimate of Seller’s damages in the event of a default by Buyer prior to the Closing.

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     C. Notwithstanding the provisions of subparagraphs (a) and (b) above, neither party shall take any action or remedy as a result of a breach by the other party hereto unless the non-breaching party first gives written notice to the other party, who shall have thirty (30) business days to cure the condition of default, or commence and diligently pursue activities if the breach cannot reasonably be cured within thirty (30) days. This section shall not apply to a failure by Buyer to take any action required for Closing or a failure by Buyer to pay or deposit any monies required to be paid or deposited under this Agreement.

     D. If Closing occurs, each party waives any claim for damages or other remedies based on a breach or default under this Agreement known to such party as of the Closing. Each party shall have all rights and remedies for defaults occurring or discovered after Closing if the defaulting party fails to cure within thirty (30) days after receipt of written notice; except that each party waives any right to seek rescission or any consequential or punitive damages for any breaches or defaults on the part of the other party.

     12. Resolution of Disputes. The parties agree that any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be resolved in accordance with the procedures described in Exhibit G, which is attached and by reference made part of this Agreement.

     13. Apportionment. All escrow fees charged by Escrow Agent shall be shared equally by Buyer and Seller. All recording fees and miscellaneous closing costs shall be paid by the parties in accordance with customary commercial real estate practices in the local area. All real estate taxes, special assessments, bonds, liens, and any and all personal property taxes due and owing as of the close of escrow, and all penalties and interest thereon, if any, shall be paid by Seller. Current real estate taxes, special assessments, bonds, liens, and personal property taxes which are not yet due and owing shall be prorated based upon the most recent tax bill, so that the portion of current taxes allocable to the period from the beginning of such tax year through the Proration Date shall be charged to and paid by Seller and the portion of the current taxes allocable to the portion of such tax year from the Proration Date to the end of such tax year shall be charged to and paid by Buyer. All terms typically apportioned in accordance with customary real estate practices shall be apportioned at the close of escrow as of 12:00 a.m. on the day of Closing (the “Adjustment Date”), including, but not limited to, the real estate taxes due and payable on the Subject Property.

     14. Risk of Loss. Seller shall bear the risk of loss during the term of this escrow and shall immediately notify Buyer of damage or destruction. Buyer shall then have the right, at Buyer’s option, to cancel this Agreement within seven (7) day after receipt of said notice. If Buyer terminates this Agreement, Buyer will receive a refund of the Earnest Money. If Buyer does not elect to cancel, Seller shall assign to Buyer all insurance proceeds and rights to insurance proceeds arising from such damage or destruction.

     15. Condemnation. In the event of condemnation or inverse condemnation of all or any portion of the Subject Property during the term of this escrow, Buyer shall then have the right, at Buyer’s option, to cancel this Agreement at any time within seven (7) days after notice from Seller of such condemnation. If Buyer cancels this Agreement, Buyer will receive a refund of the Earnest Money. If Buyer does not elect to cancel, Seller shall assign to Buyer all condemnation proceeds or rights to condemnation proceeds arising from such condemnation.

     16. Section 1445 Affidavit. Seller shall furnish to Buyer and Escrow Agent prior to Closing, a sworn affidavit stating under penalty of perjury that Seller is not a “foreign person” as such terms is defined in the Internal Revenue Code of 1954, as amended (the “Code”). In the event Seller does not furnish an affidavit or other evidence deemed satisfactory by Buyer as described above, Buyer may withhold (or direct Escrow Agent to withhold) from the cash payable to Seller pursuant to this Agreement, an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Code, and such withheld refunds shall be deposited with the Internal Revenue Service as required by Section 1445(a) and the regulations promulgated thereunder.

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     17. 1031 Exchange. Buyer and Seller acknowledge that in connection with closing the transaction which is the subject of this Agreement, either party hereto, may be participating in and/or consummating a tax-deferred, like kind exchange of property under Section 1031 of the Internal Revenue Code. Each party agrees to reasonably cooperate with the other and to execute all documents reasonably necessary to accomplish such exchange, provided (I) that the cooperating party’s costs, expenses, and obligations in connection with such exchange do not exceed its obligations under this Agreement, (ii) that such exchange does not delay the closing of this transaction beyond the scheduled Close of Escrow (except as described in Paragraph 31 of this Agreement), and (iii) that the party effectuating such exchange shall indemnify, defend and hold the cooperating party harmless from any costs, expenses, obligations, claims or liabilities arising from such exchange in excess of the cooperating party’s obligations under this Agreement. Notwithstanding anything to the contrary herein, Buyer shall have the right to nominate, assign and convey its rights and interests hereunder to any “accommodator” for purposes of effectuating an exchange contemplated under this Paragraph 15, but shall not otherwise have the right to assign this Agreement except as provided in Paragraph 20 hereof.

     18. Royalty. A net smelter return royalty, as defined in the deed in Exhibit F, which is attached and by reference made part of this Agreement, the total amount of which Seller has a right to receive shall not exceed a cumulative total of US$3 million, is to be reserved by or conveyed to Seller at Closing pursuant to such documents as are mutually approved by Seller and Buyer. The royalty shall be three percent (3%) for precious metals, and one and one-half percent (1.5%) for base metals produced from the Subject Property. Buyer shall have the right, at any time prior to the commencement of commercial production, to purchase this royalty from Seller for the amount of US$2 million.

     19. Force Majeure.

     A. If either Buyer or Seller shall be prevented by an event of force majeure from timely performing any of the acts or obligations under this Agreement, the failure, if any, shall be excused and the period for performance shall be extended for a period equal to the duration of the force majeure condition. The party who is prevented from performing shall promptly give the other party notice of the commencement and termination of the force majeure condition. The party who is prevented from performing shall exercise reasonable efforts to remove or overcome the force majeure condition but shall not be required against its will to institute legal proceedings, adjust any labor dispute or challenge the validity of any law, regulation, action or inaction of government. This paragraph shall not excuse any obligation of Buyer to pay any amounts due Seller under the terms and conditions of this Agreement.

     B. An event or condition of force majeure shall include any cause beyond either Buyer or Seller's reasonable control, whether or not foreseeable, including but not limited to a: law, regulation, action or inaction of government; the inability to obtain any public or private license, permit or authorization which may be required for activities in connection with the Property or other property, including the removal and disposal of water, wastes and tailings and reclamation; a mining casualty; damage to or destruction of a mine or mill, plant or facility; a fire; an explosion; severe inclement weather; a flood; civil commotion; a labor dispute; an inability to obtain workmen, material, insurance or bonding surety; any delay in transportation; and any other traditional act of God.

     20. Representations and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     21. Singular to Include Plural. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     22. Assignment. Buyer shall have the right to transfer or assign its interest in this Agreement without Seller’s consent. An assignment under this paragraph shall not relieve the Buyer from its obligations under this Agreement.

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     23. Notice. Any notices hereunder must be in writing and shall be hand delivered, delivered by facsimile machine (with hard copy to follow by regular mail) or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the following address or at such other address as either party may designate by written notice:

Buyer’s Address:	Aurelio Resources Inc.
Suite 209, 5554 South Prince Street
Littleton, Colorado 80120
Ph. 303-797-3137
with a copy to:	Mark T. Nesbitt
216 Sixteenth St., Ste. 1300
Denver, CO 80202-5127
Ph. 303-302-3097
Seller’s Address:	Hope Mining and Milling Company
C/o Ms. Nancy Fournier
115 E. Country Club Drive
Phoenix, Arizona 85014
Tel.: 602-320-1324
Fax: 602-404-7611
with a copy to:	Helen D. Shapiro
Brier, Irish & Hubbard
2400 E. Biltmore Circle, Suite 1300
Phoenix, Arizona 85016
Tel.: 602-515-1062
Fax: 602-522-3945
Escrow:	Lawyers Title Agency
Attn: Susan Kirk
1650 E. River Road, Suite 105
Tucson, Arizona 85718
Tel.: 520-529-1944
Fax: 520-202-6276

For purposes hereof, the effective commencement date of any notice required herein shall be the date of hand delivery or facsimile machine transmittal or three (3) business days following the date of mailing.

     24. Additional Documents. The parties shall execute and deposit in escrow any other documents reasonably required by the Escrow Agent as a condition to the issuance of the title insurance policy or that are required for the consummation of this transaction.

     25. Entire Agreement. This Agreement represents the entire agreement between the parties covering everything agreed upon or understood in this transaction. There are no oral promises, conditions representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties, except as may otherwise be provided herein. No change or addition is to be made to this Agreement except by a written statement executed by the parties.

     26. Miscellaneous Provisions. Time is of the essence hereof. This Agreement is the product of negotiation between Buyer and Seller and each party has the opportunity to review it with the attorneys and advisors of their choice.

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This Agreement shall not be interpreted in favor of one party or the other because one party may have drafted all or a major portion hereof. Buyer and Seller hereby agree to indemnify, defend and hold harmless the other from any and all loss, liability, damage, cost or expense (including, without limitation, attorneys’ fees) resulting from any inaccuracy in or breach of any representation, warranty or covenant by the indemnifying party.

     27. Attorney’s Fees. In the event of any arbitration, litigation, dispute or other proceeding concerning this Agreement, the prevailing party shall be entitled to recover its costs, reasonable attorney’s fees and reasonable other expenses.

     28. Counterparts, Duplicate Originals and Facsimile Signatures. The parties shall execute three (3) duplicate originals of this Agreement so that each shall have an original and one shall be provided to Escrow Agent. Each duplicate original may be executed in one or more counterparts, all of which shall be deemed equal and to be the same Agreement. This Agreement may also be executed by facsimile signatures, each of which for all purposes hereunder shall be deemed to be an original signature.

     29. Binding Effect. This Agreement is binding upon and shall insure to the benefit of the personal representatives, heirs, successors and permitted assigns of the parties hereto. This Agreement shall also supersede and replace all prior agreements between Buyer and Seller, whether written or oral.

     30. Holidays. If the date of performance of any obligation or the last day of any time period provided for herein shall fall on a Saturday, Sunday or legal holiday recognized in the State of Arizona, then said obligation shall be due and owing, and said time period shall expire, on the first day thereafter which is not a Saturday, Sunday or legal holiday recognized in the State of Arizona.

     31. Extension of Closing. Closing may be extended by mutual written agreement between Buyer and Seller.

     32. Document Size. Unless specifically required by law, all documents generated by the Buyer, Seller, and Escrow Agent shall be of letter size (8.5 inches by 11.0 inches). If necessary to comply with this requirement, Escrow Agent shall convert any standard forms to letter size.

     33. Arizona Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona.

     34. Time for Acceptance. This is an offer to purchase the Subject Property. Unless acceptance is signed by Seller and a signed copy received by Buyer either in person, by mail or by facsimile by May 19, 2006 at 5:00PM PST or unless this offer has been previously withdrawn by Buyer, this offer to purchase shall be deemed withdrawn and the Buyer’s Earnest Money shall be returned.

     35. Counterparts. This Agreement may be executed simultaneously or in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. A party’s signature on this Agreement or any amendment hereto may be provided by facsimile and shall be effective upon transmission to the other party hereto.

     36. Condemnation. If, prior to Closing, any portion of the Subject Property shall be condemned or become the subject of any pending or threatened condemnation action, Seller shall promptly notify Buyer thereof. This Agreement shall remain in full force and effect, regardless of such condemnation or threatened or pending action, and if any condemnation award is received by Seller prior to Closing, the amount of such award shall be applied as a credit against the Purchase Price. Any condemnation awards received by Seller on or after Closing shall be promptly delivered by Seller to Buyer. Notwithstanding the foregoing, in the event such condemnation involves five percent (5%) or more

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of the Subject Property, Buyer shall be entitled to terminate this Agreement by written notice thereof to Seller given within five (5) business days after Buyer shall have been notified of such condemnation, in which event the Earnest Money shall be returned to Buyer. Buyer’s failure to timely deliver such notice to Seller shall constitute Buyer’s election to proceed to Closing.

     37. Vacant Land Disclosure Affidavit. Buyer and Seller acknowledge that pursuant to A.R.S. §33-422, an affidavit of disclosure (the “Affidavit”) will be required if the Subject Property is located in an unincorporated area. Pursuant to A.R.S. §33-422, any required Affidavit must be completed by Seller and delivered to Buyer at least seven (7) days prior to the Closing and must be recorded with the Deed. If the completed and executed Affidavit is provided to Escrow Agent prior to Closing, Escrow Agent will record the Affidavit with the Deed. If an Affidavit is required, Escrow Agent shall provide the Affidavit form to the parties within ten (10) days following the Opening of Escrow.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below each such party’s signature.

SELLER:	BUYER:
Hope Mining and Milling Company, an Arizona corporation	Aurelio Resources Inc., a Colorado corporation

By:	By:
Printed Name: Nancy Fournier	Printed Name: Dr. Fred W. Warnaars
Title: President	Title: President

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ACCEPTANCE OF ESCROW AGENT

The undersigned Escrow Agent hereby (a) accepts the Escrow created by the foregoing Agreement, (b) agrees to act in accordance with the terms of this Agreement, (c) agrees to be the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986 (the “Code”) and filing all necessary information reports, returns and statements (collectively, the “Tax Reports”) regarding the transaction required by the Code and, promptly upon the filing of the Reports, transmit copies of the Reports to Buyer and Seller, (d) agrees to indemnify and hold harmless Seller, Buyer and their respective attorneys and brokers from and against all claims, costs, liabilities, penalties, or expenses resulting from Escrow Agent’s failure to file the Reports, (e) agrees to deliver to Buyer, within five (5) days after the Opening of Escrow, an insured closing protection letter from  _________________________, and (f) confirms that the Opening of Escrow occurred on __________________________, 2006.

LAWYERS TITLE AGENCY

By:
__________________________________
Its:
__________________________________

Hope/ARI PA 5/17/2006

EXHIBIT A

to that
Purchase Agreement and Escrow Instructions
between
Hope Mining and Milling Company, and Aurelio Resources Inc.

Description of Subject Property

Patented Mining Claims, Turquoise Mining District
Cochise County, Arizona

Cochise County, Arizona Deeds of Mines, Book 26, page 172
Mineral Survey No. 2458

Alice
Billie
Chance (also known as Grace)
Chicago
Climax
Clinton
Dorothy
Edith
Ester
Fair View
Fraction
Handy
Hawke Eye
Highland
Home
Humbolt
Iowa
Iron
Mame
Mary Mine
Monarch
Sampson
Starr

Cochise County, Arizona Deeds of Mines, Book 26, page 104
Mineral Survey No. 2608

Copper Bug
Northern Light
Gray Mule
Head Light
Leadville
Turquoise King
Western Belle

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EXHIBIT B

to that
Purchase Agreement and Escrow Instructions
between
Hope Mining and Milling Company, and Aurelio Resources Inc.

Promissory Note

NON-RECOURSE NOTE SECURED BY DEED OF TRUST

$950,000.00

 Tucson, Arizona
_________________, 2006

     For value received, Aurelio Resources Inc., a Colorado corporation (“Maker”), promises to pay to Hope Mining and Milling Company, or order, at the sum of Nine Hundred Fifty Thousand and No/100 Dollars ($950,000.00), payable as follows:

The outstanding principal under this Note shall bear interest at the rate of six percent (6%) per annum. Interest only payments during the note term of $57,000 per annum on anniversary of closing date will be paid for 4 years. All outstanding principal and interest together with all other sums provided for herein shall be due and payable on the date that is thirty-six (36) months after the first (1st) (12 months after closing) annual installment of interest is due hereunder.

A default hereunder shall occur only if Maker shall fail to make any payment hereunder within ten (10) days after written notice from the holder of this note that such payment is past due. Upon any default, all outstanding principal hereunder shall bear interest at the rate of ten percent (10%) per annum until such default is cured.

Principal and interest shall be payable in lawful money of the United States of America.

This Note may be prepaid in full or in part at any time and from time to time without penalty.

This Note shall become immediately due and payable upon the commencement of commercial production from the Property referred to in the Deed of Trust below.

Should suit be brought to recover on this Note, the undersigned promises to pay as attorneys’ fees a reasonable amount additional to the amount due hereunder.

The Maker and endorsers hereof severally waive diligence, demand, presentment for payment and protest, and consent to the extension of time of payment of this Note without notice.

     This Note is secured by a Deed of Trust and Assignment of Rents with Security Agreement and Financing Statement (Fixture Filing) of even date herewith (the “Deed of Trust”), to , as Trustee.

All notices shall be given and deemed received as described in the Deed of Trust.

     The obligations represented by this Note and the Deed of Trust are without recourse to Maker. Notwithstanding anything contained in this Note or the Deed of Trust to the contrary, the sole and exclusive remedy of the holder of this Note for any breach or default under this Note or the Deed of Trust shall be to cause the sale of the property that is encumbered by the Deed of Trust by judicial foreclosure or other legal means, and Maker shall not be subject to any suit or action or have any personal liability under this Note or the Deed of Trust, and no property or assets of Maker, other than the property that is encumbered by the Deed of Trust, shall be subject to attachment, levy or other process on account of any breach or default by Maker under this Note or the Deed of Trust.

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MAKER:

AURELIO RESOURCES INC., a Colorado corporation

By:     ____________________________________

Name: ____________________________________

Title:   ____________________________________

Hope/ARI PA XbtB 5/17/2006

EXHIBIT C

to that
Purchase Agreement and Escrow Instructions
between
Hope Mining and Milling Company, and Aurelio Resources Inc.

Deed of Trust and Fixture Filing

When Recorded, Return To:

Helen D. Shapiro, Esq.
Brier, Irish & Hubbard L.L.P.
2400 E. Biltmore Circle, Suite 1300
Phoenix, Arizona 85016

Recorder’s Use

DEED OF TRUST AND FIXTURE FILING
(With Assignment of Rents and Security Agreement)

                              TRUSTOR’S ORGANIZATIONAL IDENTIFICATION NUMBER: [_______________]

                              THIS IS A PURCHASE MONEY DEED OF TRUST.

THIS DEED OF TRUST AND FIXTURE FILING (With Assignment of Rents and Security Agreement) (as it may be amended and modified from time to time, the “Deed of Trust”) is made as of ___________________, 2006, by and among AURELIO RESOURCES INC., a Colorado corporation (the “Trustor”), whose mailing address is Suite 209, 5554 South Prince Street, Littleton, Colorado 80120,[_______________________________________] (“Trustee”), whose mailing address is ______________________________________, and HOPE MINING AND MILLING COMPANY, an Arizona corporation (“Beneficiary”), whose mailing address is 115 E. Country Club Drive, Phoenix, Ariozna 85014.

     FOR GOOD AND VALUABLE CONSIDERATION, including the indebtedness herein recited and the trust herein created, the receipt of which is hereby acknowledged, Trustor hereby irrevocably grants, transfers, conveys and assigns to Trustee, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, for the benefit and security of Beneficiary, under and subject to the terms and conditions hereinafter set forth, that certain real property located in the County of Cochise, State of Arizona, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Premises”);

     TOGETHER WITH any and all buildings and other improvements now or hereafter erected on the Premises including, without limitation, fixtures, attachments, appliances, equipment, machinery, and other personal property attached to such buildings and other improvements (the “Improvements”), all of which shall be deemed and construed to be a part of the real property;

     TOGETHER WITH all rents, issues, profits, damages, royalties, income and other benefits now or hereafter derived from the Premises and the Improvements or any business or other activity conducted thereon (collectively the “Rents”), subject to the terms and provisions of Article II of this Deed of Trust

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with respect to all leases and subleases of the Premises or Improvements now or hereafter existing or entered into, or portions thereof, granted by Trustor, and further subject to the right, power and authority hereinafter given to Trustor to collect and apply such Rents;

     TOGETHER WITH all interests, estates or other claims, both in law and in equity, which Trustor now has or may hereafter acquire in the Premises or the Improvements;

     TOGETHER WITH all easements, rights-of-way and other rights now owned or hereafter acquired by Trustor used in connection with the Premises or the Improvements or as a means of access thereto (including, without limitation, all rights pursuant to any trackage agreement and all rights to the nonexclusive use of common drive entries, and all tenements, hereditaments and appurtenances thereof and thereto) and all water and water rights and shares of stock evidencing the same;

     TOGETHER WITH all leasehold estate, right, title and interest of Trustor in and to all leases or subleases covering the Premises or the Improvements or any portion thereof now or hereafter existing or entered into, and all right, title and interest of Trustor thereunder including, without limitation, all rights of Trustor against guarantors thereof, all cash or security deposits, advance rentals, and deposits or payments of similar nature (collectively, the “Leases”);

     TOGETHER WITH all right, title and interest now owned or hereafter acquired by Trustor in and to any greater estate in the Premises or the Improvements;

     TOGETHER WITH all right, title, and interest of Trustor in (i) the property and interests in property described on Exhibit B attached hereto and incorporated herein by reference, (ii) all other personal property now or hereafter owned by Trustor that is now or hereafter located on or used in connection with the Premises or the Improvements, (iii) all other rights and interests of Trustor now or hereafter held in personal property that is now or hereafter located on or used in connection with the Premises or the Improvements, (iv) all personal property and rights and interests in personal property of similar type or kind hereafter acquired by Trustor, and (v) all proceeds thereof (such personal property and proceeds are referred to herein collectively as the “Personal Property”);

     TOGETHER WITH all right, title and interest of Trustor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Premises, and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Premises;

     TOGETHER WITH all the estate, interest, right, title, other claim or demand, both in law and in equity (including, without limitation, claims or demands with respect to the proceeds of insurance in effect with respect thereto) that Trustor now has or may hereafter acquire in the Premises, the Improvements, the Personal Property, or any other part of the Trust Estate (as defined below), and any and all awards made for the taking by eminent domain, or by any proceeding of purchase in lieu thereof, of the whole or any part of the Trust Estate (including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages);

TOGETHER WITH all proceeds of the foregoing.

     The entire estate, property, right, title and interest hereby conveyed to Trustee may hereafter be collectively referred to as the “Trust Estate.”

     FOR THE PURPOSE OF SECURING (in such order of priority as Beneficiary may elect) the following (the “Obligations”):

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     (a) payment of indebtedness in the total principal amount of Four Hundred Fifty Thousand and no/100ths Dollars ($450,000.00), with interest thereon, evidenced by that certain Secured Promissory Note dated ____________, 2006, (as it may be amended, modified, extended, and renewed from time to time, the “Note”) executed by Trustor pursuant to that certain Purchase Agreement between Trustor, as buyer, and Beneficiary, as seller, dated May __, 2006;

     (b) payment of all sums advanced by Beneficiary to protect the Trust Estate, with interest thereon equal to the default interest rate set forth in the Note (which rate of interest is hereinafter referred to as the “Agreed Rate”);

     (c) payment of all other sums, with interest thereon, that may hereafter be loaned to Trustor, or its successors or assigns, by Beneficiary, or its successors or assigns when evidenced by a promissory note or notes reciting that they are secured by this Deed of Trust;

     (d) performance of every obligation of Trustor contained in the Loan Documents (as defined below);

     (e) performance of every obligation of Trustor contained in any agreement, document, or instrument now or hereafter executed by Trustor reciting that the obligations thereunder are secured by this Deed of Trust, including, without limitation, all other obligations, agreements or indebtedness between Trustor and any affiliate of Beneficiary; and

     (f) for the benefit of Beneficiary, compliance with and performance of each and every provision of any declaration of covenants, conditions and restrictions, any maintenance, easement and party wall agreement, or any other agreement, document, or instrument by which the Trust Estate is bound or may be affected.

This Deed of Trust, the Note and any other deeds of trust, mortgages, agreements, guaranties or other instruments given to evidence or further secure the payment and performance of any or all of the Obligations, as the foregoing may be amended, modified, extended, or renewed from time to time may hereinafter be collectively referred to as the “Loan Documents.” Any term used or defined in the Uniform Commercial Code of Arizona, as in effect from time to time (“Uniform Commercial Code of Arizona”), and not defined in this Deed of Trust, has the meaning given to the term in the Uniform Commercial Code of Arizona, when used in this Deed of Trust.

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TRUSTOR HEREBY COVENANTS AND AGREES AS FOLLOWS:

ARTICLE I
COVENANTS AND AGREEMENTS OF TRUSTOR

     1.01 Payment and Performance of Secured Obligations. Trustor shall pay when due and/or perform each of the Obligations.

     1.02 Maintenance, Repair, Alterations. Trustor shall keep the Trust Estate in good condition and repair. Trustor shall not remove, demolish, or substantially alter any of the Improvements, except with the prior written consent of Beneficiary. Trustor shall complete promptly and in a good and workmanlike manner any Improvement that may be now or hereafter constructed on the Premises and promptly restore in like manner any Improvements that may be damaged or destroyed from any cause whatsoever and pay when due all claims for labor performed and materials furnished therefor. Trustor shall comply with all Requirements (as defined below) and shall not suffer to occur or exist any violation of any Requirement. Trustor shall not commit or permit any waste or deterioration of the Trust Estate, and, to the extent allowed by law, shall keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas in good and neat order and repair. Trustor shall perform its obligations under each Lease. “Requirement” and “Requirements” mean, respectively, each and all obligations and requirements now or hereafter in effect by which Trustor or the Trust Estate are bound or which are otherwise applicable to the Trust Estate, construction of any Improvements on the Trust Estate, or operation, occupancy or use of the Trust Estate (including, without limitation (i) such obligations and requirements imposed by common law or any law, statute, ordinance, regulation, or rule (federal, state, or local), and (ii) such obligations and requirements of, in, or in respect of (A) any consent, authorization, license, permit, or approval relating to the Trust Estate, (B) any condition, covenant, restriction, easement, or right-of-way reservation applicable to the Trust Estate, (C) any Lien or Encumbrance, (D) any other agreement, document, or instrument to which Trustor is a party or by which Trustor or the Trust Estate is bound or affected, and (E) any order, writ, judgment, injunction, decree, determination, or award of any arbitrator, other private adjudicator, court, government, or governmental authority (federal, state, or local) to which Trustor is a party or by which Trustor or the Trust Estate is bound or affected).

     1.03 Required Insurance. Trustor shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force with respect to the Trust Estate, at no expense to Trustee or Beneficiary, policies of insurance in forms and amounts and issued by companies reasonably satisfactory to Beneficiary covering such casualties, risks, perils, liabilities and other hazards as is reasonably required by Beneficiary. All such policies of insurance required by the terms of this Deed of Trust shall contain an endorsement or agreement by the insurer that any loss shall be payable in accordance with the terms of such policy notwithstanding any act or negligence of Trustor or any party holding under Trustor that might otherwise result in forfeiture of said insurance and the further agreement of the insurer waiving all rights of setoff, counterclaim or deductions against Trustor.

     1.04 Delivery of Policies, Payment of Premiums.

     (a) At Beneficiary’s option all policies of insurance shall either have attached thereto a lender’s loss payable endorsement for the benefit of Beneficiary in form satisfactory to Beneficiary or shall name Beneficiary as an additional insured. Trustor shall furnish Beneficiary with certificates of insurance for each required policy setting forth the coverage, the limits of liability, the name of the carrier, the policy number and the period of coverage. If Beneficiary consents, Trustor may provide any of the required insurance through blanket policies carried by Trustor and covering more than one location, or by policies procured by a tenant or other party

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holding under Trustor; provided, however, all such policies shall meet the requirements referred to in Section 1.03. At least thirty (30) days prior to the expiration of each required policy, Trustor shall deliver to Beneficiary evidence reasonably satisfactory to Beneficiary of the payment of premium and the renewal or replacement of such policy continuing insurance in form as required by this Deed of Trust. All such policies shall contain a provision that, notwithstanding any contrary agreement between Trustor and insurance company, such policies will not be cancelled, allowed to lapse without renewal, surrendered or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days’ prior written notice to Beneficiary.

     (b) In the event Trustor fails to obtain, maintain, or deliver to Beneficiary the policies of insurance with respect to the Trust Estate required by this Deed of Trust, Beneficiary may, at Beneficiary’s election, but without any obligation so to do, procure such insurance or single-interest insurance for such risks covering Beneficiary’s interest, and Trustor will pay all premiums thereon promptly upon demand by Beneficiary, and until such payment is made by Trustor, the amount of all such premiums shall bear interest at the Agreed Rate. Upon the occurrence and during the continuation of an Event of Default and request by Beneficiary, Trustor shall deposit with Beneficiary in monthly installments, an amount equal to one-twelfth (1/12) of the estimated aggregate annual insurance premiums on all policies of insurance required by this Deed of Trust (funds deposited for this purpose are referred to as “Insurance Impounds”). In such event Trustor further agrees to cause all bills, statements, or other documents relating to the foregoing insurance premiums to be sent or mailed directly to Beneficiary. Upon receipt of such bills, statements, or other documents evidencing that a premium for a required policy is then payable, and provided there are sufficient Insurance Impounds, Beneficiary shall timely pay such amounts as may be due thereunder out of the Insurance Impounds. If at any time and for any reason the Insurance Impounds are or will be insufficient to pay such amounts as may be then or subsequently due, Beneficiary shall notify Trustor and Trustor shall immediately deposit an amount equal to such deficiency with Beneficiary. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of Insurance Impounds or to be obligated to pay any amounts in excess of the amount of the Insurance Impounds, nor shall anything contained herein modify the obligation of Trustor set forth in Section 1.03 to obtain and maintain insurance. Beneficiary may commingle Insurance Impounds with its own funds, and Trustor shall not be entitled to interest thereon. Beneficiary may reserve for future payments of premiums such portion of Insurance Impounds as Beneficiary in its absolute and sole discretion deems proper. If Trustor fails to deposit with Beneficiary sums sufficient to pay fully such premiums at least thirty (30) days before delinquency thereof, Beneficiary may, at Beneficiary’s election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Beneficiary upon demand with interest from the date advanced at the Agreed Rate, or at the option of Beneficiary the latter may, without making any advance whatever, apply any Insurance Impounds to payment of the Obligations in such order as Beneficiary may determine, notwithstanding that such Obligations may not yet be due. Upon the occurrence of an Event of Default, Beneficiary may, at any time, at Beneficiary’s option, apply any Insurance Impounds or Impositions Impounds under this Section 1.04 or Section 1.08, any funds paid as Rents, and any other funds of Trustor held by Beneficiary to payment of any of the Obligations, in such manner and order as Beneficiary may elect, notwithstanding that such Obligations may not yet be due.

1.05 Casualties; Insurance Proceeds.

     (a) Trustor shall give prompt written notice thereof to Beneficiary after the happening of any casualty to or in connection with the Trust Estate or any part thereof, whether or

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not covered by insurance. All proceeds of insurance shall be payable to Beneficiary, and Trustor hereby authorizes and directs any affected insurance company to make payment of such proceeds directly to Beneficiary. If Trustor receives any proceeds of insurance resulting from such casualty, Trustor shall promptly pay over such proceeds to Beneficiary. All proceeds of insurance will be applied by Beneficiary to payment of the Obligations in such order as Beneficiary shall determine.

     (b) Trustor shall not be excused from repairing or maintaining the Trust Estate as provided in Section 1.02 hereof or restoring all damage or destruction to the Trust Estate, regardless of whether or not there are insurance proceeds available to Trustor or whether any such proceeds are sufficient in amount, and the application or release by Beneficiary of any insurance proceeds shall not cure or waive any default or notice of default under this Deed of Trust or invalidate any act done pursuant to such default or notice of default.

     1.06 Assignment of Policies Upon Foreclosure. In the event of foreclosure of this Deed of Trust as a mortgage, a sale under the power of sale, or any other transfer of title or assignment of the Trust Estate in extinguishment, in whole or in part, of the Obligations, all right, title and interest of Trustor in and to all policies of insurance required by Section 1.03 shall inure to the benefit of and pass to the successor in interest to Trustor or the purchaser or grantee of the Trust Estate, to the extent such policies are assignable pursuant to the terms thereof.

     1.07 Indemnification; Subrogation; Waiver of Offset.

     (a) If Beneficiary is made a party to any litigation concerning the Note, this Deed of Trust, any of the Loan Documents, the Trust Estate or any part thereof or interest therein, or the occupancy of the Trust Estate by Trustor, then Trustor shall indemnify, defend and hold Beneficiary harmless for, from and against all liability by reason of said litigation, including reasonable attorneys’ fees and expenses incurred by Beneficiary as a result of any such litigation, whether or not any such litigation is prosecuted to judgment. Beneficiary may employ an attorney or attorneys to protect its rights hereunder, and in the event of such employment following any breach by Trustor, Trustor shall pay Beneficiary reasonable attorneys’ fees and expenses incurred by Beneficiary, whether or not an action is actually commenced against Trustor by reason of its breach.

     (b) Trustor waives any and all right to claim or recover against Beneficiary, its successors and assigns, their directors, officers, employees, agents and representatives, for loss of or damage to Trustor, the Trust Estate, Trustor’s property or the property of others under Trustor’s control from any cause insured against or required to be insured against by this Deed of Trust.

     (c) All sums payable by Trustor pursuant to this Deed of Trust shall be paid without notice (except for such notice as required by law and/or as may be expressly required hereunder or under the other Loan Documents), demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of: (i) any damage to or destruction of or any condemnation or similar taking of the Trust Estate or any part thereof; (ii) any restriction or prevention of or interference by any Person (as defined below) with any use of the Trust Estate or any part thereof; (iii) any title defect or encumbrance or any eviction from the Premises or the Improvements or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like

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proceeding relating to Beneficiary, or any action taken with respect to this Deed of Trust by any trustee or receiver of Beneficiary, or by any court, in any such proceeding; (v) any claim that Trustor has or might have against Beneficiary; (vi) any default or failure on the part of Beneficiary to perform or comply with any of the terms of the Loan Documents or of any other agreement with Trustor; or (vii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Trustor shall have notice or knowledge of any of the foregoing. Except as expressly provided herein, Trustor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any sum secured hereby and payable by Trustor. “Person” means any natural person, any unincorporated association, any corporation, any partnership, any joint venture, any trust, any other legal entity, or any governmental authority (federal, state, local or foreign).

     1.08 Impositions.

     (a) Trustor shall pay, or cause to be paid, prior to delinquency, all real property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, (including, without limitation, nongovernmental levies or assessments such as maintenance charges, levies, or charges resulting from covenants, conditions and restrictions affecting the Trust Estate) that are assessed or imposed upon the Trust Estate or become due and payable and that create, may create, or appear to create a lien upon the Trust Estate (the above are sometimes referred to herein individually as an “Imposition” and collectively as “Impositions”), provided, however, that if by law any Imposition is payable, or may at the option of the taxpayer be paid, in installments, Trustor may pay the same or cause it to be paid, together with any accrued interest on the unpaid balance of such Imposition, in installments as the same becomes due and before any fine, penalty, interest, or cost may be added thereto for the nonpayment of any such installment and interest.

     (b) If at any time after the date hereof there shall be assessed or imposed a fee, tax, or assessment on Beneficiary and measured by or based in whole or in part upon this Deed of Trust or the outstanding amount of the Obligations, then all such taxes, assessments or fees shall be deemed to be included within the term “Impositions” as defined in Section 1.08(a) and Trustor shall pay and discharge the same as herein provided with respect to the payment of Impositions. If Trustor fails to pay such Impositions prior to delinquency, Beneficiary may, at its option, declare all or part of the Obligations, immediately due and payable. If Trustor is prohibited by law from paying such Impositions, Beneficiary may, at its option, declare all or part of the Obligations due and payable on a date which is not less than six (6) months from the date such prohibition is imposed on Trustor.

     (c) Subject to the provisions of Section 1.08(d) and upon request by Beneficiary, Trustor shall deliver to Beneficiary within thirty (30) days after the date upon which any Imposition is due and payable by Trustor official receipts of the appropriate taxing authority, or other proof satisfactory to Beneficiary, evidencing the payment thereof.

     (d) Trustor shall have the right before any delinquency occurs to contest or object to the amount or validity of any Imposition by appropriate proceedings, but this shall not be deemed or construed in any way as relieving, modifying, or extending Trustor’s covenant to pay any such Imposition at the time and in the manner provided in this Section 1.08, unless Trustor has given prior written notice to Beneficiary of Trustor’s intent to so contest or object to an Imposition, and unless, in Beneficiary’s absolute and sole discretion, (i) Trustor shall demonstrate to Beneficiary’s satisfaction that the proceedings to be initiated by Trustor shall conclusively operate to prevent the sale of the Trust Estate or any part thereof or interest therein to satisfy such

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Imposition prior to final determination of such proceedings, (ii) Trustor shall furnish a good and sufficient bond or surety as requested by and satisfactory to Beneficiary, or (iii) Trustor shall demonstrate to Beneficiary’s satisfaction that Trustor has provided a good and sufficient undertaking as may be required or permitted by law to accomplish a stay of any such sale.

     (e) Upon the occurrence and during the continuation of an Event of Default and upon request by Beneficiary, Trustor shall pay to Beneficiary an initial cash deposit in an amount adequate to pay all Impositions for the ensuing tax fiscal year and shall thereafter continue to deposit with Beneficiary, in monthly installments, an amount equal to one-twelfth (1/12) of the sum of the annual Impositions reasonably estimated by Beneficiary, for the purpose of paying the installment of Impositions next due (funds deposited for this purpose are referred to as “Impositions Impounds”). In such event, Trustor further agrees to cause all bills, statements, or other documents relating to Impositions to be sent or mailed directly to Beneficiary. Upon receipt of such bills, statements, or other documents, and providing there are sufficient Impositions Impounds, Beneficiary shall timely pay such amounts as may be due thereunder out of the Impositions Impounds. If at any time and for any reason the Impositions Impounds are or will be insufficient to pay such amounts as may then or subsequently be due, Beneficiary may notify Trustor and upon such notice Trustor shall deposit immediately an amount equal to such deficiency with Beneficiary. Notwithstanding the foregoing, nothing contained herein shall cause Beneficiary to be deemed a trustee of Impositions Impounds or to be obligated to pay any amounts in excess of the amount of funds deposited with Beneficiary pursuant to this Section 1.08(e) . Beneficiary may commingle Impositions Impounds with its own funds and shall not be obligated to pay any interest on any Impositions Impounds. Beneficiary may reserve for future payment of Impositions such portion of Impositions Impounds as Beneficiary may in its absolute and sole discretion deem proper. If Trustor fails to deposit with Beneficiary sums sufficient to fully pay such Impositions at least thirty (30) days before delinquency thereof, Beneficiary may, at Beneficiary’s election, but without any obligation so to do, advance any amounts required to make up the deficiency, which advances, if any, shall be secured hereby and shall be repayable to Beneficiary upon demand together with interest thereon at the Agreed Rate from the date of such advance, or at the option of Beneficiary the latter may, without making any advance whatever, apply any Impositions Impounds held by it upon any of the Obligations in such order as Beneficiary may determine, notwithstanding that such Obligations may not yet be due.

     (f) Trustor shall not initiate or suffer to occur or exist the joint assessment of any real and personal property included in the Trust Estate or any other procedure whereby the lien of real property taxes and the lien of personal property taxes shall be assessed, levied, or charged to the Trust Estate as a single lien.

     1.09 Utilities. Trustor shall pay when due all charges that are incurred by Trustor for the benefit of the Trust Estate or that may become a charge or lien against the Trust Estate for gas, electricity, water, sewer, or other services furnished to the Trust Estate.

     1.10 Actions Affecting Trust Estate. Trustor shall appear in and contest any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee; and shall pay all costs and expenses (including, without limitation, costs of evidence of title, litigation, and attorneys’ fees) in any such action or proceeding in which Beneficiary or Trustee may appear.

     1.11 Actions By Trustee or Beneficiary. If Trustor fails to make any payment or to do any act as and in the manner provided in any of the Loan Documents, Beneficiary and/or Trustee, each in its absolute and sole discretion, without obligation so to do, without releasing Trustor from any obligation, and with only such notice to or demand upon Trustor as may be reasonable under the then existing

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circumstances, but in no event exceeding ten (10) days prior written notice, may make or do the same in such manner and to such extent as either may deem necessary or appropriate. In connection therewith (without limiting their general powers, whether conferred herein, in another Loan Document or by law), Beneficiary and Trustee shall have and are hereby given the right, but not the obligation, (a) to enter upon and take possession of the Trust Estate; (b) to make additions, alterations, repairs and improvements to the Trust Estate that they or either of them may consider necessary or appropriate to keep the Trust Estate in good condition and repair; (c) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Beneficiary or Trustee; (d) to pay, purchase, contest or compromise any Lien or Encumbrance (as defined below) or alleged Lien or Encumbrance whether superior or junior to this Deed of Trust; and (e) in exercising such powers, to pay necessary expenses (including, without limitation, expenses of employment of counsel or other necessary or desirable consultants). Trustor shall, immediately upon demand therefor by Beneficiary and Trustee or either of them, pay to Beneficiary and Trustee an amount equal to all respective costs and expenses incurred by them in connection with the exercise by either Beneficiary or Trustee or both of the foregoing rights (including, without limitation, costs of evidence of title, court costs, appraisals, surveys and receiver’s, trustee’s and attorneys’ fees) together with interest thereon from the date of such expenditures at the Agreed Rate.

     1.12 Transfer of Trust Estate by Trustor. In order to induce Beneficiary to make the Loan, Trustor agrees that, in the event of any Transfer (as hereinafter defined), without the prior written consent of Beneficiary, Beneficiary shall have the absolute right, at its option, without prior demand or notice, to declare all sums secured hereby immediately due and payable. Consent to one such transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. Beneficiary may grant or deny such consent in its sole discretion and, if consent should be given, any such Transfer shall be subject to this Deed of Trust, and such transferee shall assume all obligations hereunder and agree to be bound by all provisions contained herein. Such assumption shall not, however, release Trustor or any maker or guarantor (if any) of the Note from any liability thereunder without the prior written consent of Beneficiary. As used herein, “Transfer” shall mean:

     (i) any sale, transfer, conveyance, hypothecation, encumbrance, lease or vesting of the Trust Estate or any part thereof or interest therein to or in any Person, whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions (as such term is defined in Exhibit C attached hereto and incorporated herein by reference);

     (ii) any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any general partnership interest in Trustor or any partner in Trustor to or in any Person (if Trustor or any partner in Trustor is a partnership) whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions;

     (iii) any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any member interest in Trustor or any member in Trustor to or in any Person (if Trustor or any member in Trustor is a limited liability company) whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions;

     (iv) any sale, transfer, assignment, conveyance, hypothecation, encumbrance or vesting of any shares of stock in Trustor or any partner in Trustor to or in any Person or any consolidation or merger of Trustor or any partner in Trustor into or with any Person (if Trustor or any partner in Trustor is a corporation) whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions; or

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     (v) the execution of any agreements to do any of the foregoing, except the Permitted Exceptions.

     1.13 Eminent Domain.

     (a) In the event that any proceeding or action be commenced for the taking of the Trust Estate, or any part thereof or interest therein, for public or quasi-public use under the power of eminent domain, condemnation (including, without limitation, inverse condemnation) or otherwise (hereinafter collectively referred to as a “Taking”), or if the same be taken or damaged by reason of any public improvement or Taking, or should Trustor receive any notice or other information regarding such Taking or damage, Trustor shall give prompt written notice thereof to Beneficiary. All compensation, awards, damages, rights of action and proceeds awarded to Trustor by reason of any such Taking or damage or received by Trustor as the result of a transfer in lieu of a Taking (the “Condemnation Proceeds”) are hereby assigned to Beneficiary, and Trustor agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary or Trustee may require. If Trustor receives any Condemnation Proceeds Trustor shall promptly pay over such proceeds to Beneficiary. Beneficiary is hereby authorized and empowered by Trustor, at Beneficiary’s option and in Beneficiary’s sole discretion, as attorney-in-fact for Trustor, to settle, adjust, or compromise any claim for loss or damage in connection with any Taking or proposed Taking and, without regard to the adequacy of its security, to commence, appear in and prosecute in its own name and/or on behalf of Trustor any such action or proceeding arising out of or relating to a Taking or proposed Taking.

     (b) Trustor shall not be excused from repairing or maintaining the Trust Estate as provided in Section 1.02 or restoring all damage or destruction to the Trust Estate, regardless of whether or not there are Condemnation Proceeds available to Trustor or whether any such Condemnation Proceeds are sufficient in amount. The application or release of the Condemnation Proceeds shall not cure or waive any default or notice of default hereunder or under any other Loan Document or invalidate any act done pursuant to such default or notice of default.

     1.14 Additional Security. No other security now existing, or hereafter taken, to secure the obligations secured hereby shall be impaired or affected by the execution of this Deed of Trust. All security for the Obligations from time to time shall be taken, considered and held as cumulative. Any taking of additional security, execution of partial releases of the security, or any extension of the time of payment of, or modification of other terms of any of the Obligations shall not diminish the force, effect or lien of this Deed of Trust and shall not affect or impair the liability of any maker, guarantor, surety or endorser for the payment or performance of any of the Obligations. In the event Beneficiary at any time holds additional security for any of the Obligations, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently with, or after a sale or realization is made hereunder.

     1.15 Appointment of Successor Trustee. Beneficiary may, from time to time, by a written instrument executed and acknowledged by Beneficiary, mailed to Trustor and recorded in the county in which the Trust Estate is located and by otherwise complying with the provisions of applicable law, substitute a successor or successors to any Trustee named herein or acting hereunder, and such successor(s) shall, without conveyance from the Trustee predecessor, succeed to all title, estate, rights, powers and duties of such predecessor.

     1.16 Inspections. Beneficiary, and its agents, representatives officers, and employees, are authorized to enter at any reasonable time upon or in any part of the Trust Estate for the purpose of

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inspecting the same and for the purpose of performing any of the acts Beneficiary is authorized to perform hereunder or under the terms of any of the Loan Documents.

     1.17 Ownership and Liens and Encumbrances. Trustor is, and as to any portion of the Trust Estate acquired hereafter will upon such acquisitions be, and shall remain the owner of the Trust Estate free and clear of any Liens and Encumbrances. Trustor shall not grant, shall not suffer to exist, and shall pay and promptly discharge, at Trustor’s cost and expense, all Liens and Encumbrances and any claims thereof upon the Trust Estate, or any part thereof or interest therein. Trustor shall notify Beneficiary immediately in writing of any Lien or Encumbrance or claim thereof. Trustor shall have the right to contest in good faith the validity of any involuntary Lien or Encumbrance, provided Trustor shall first deposit with Beneficiary a bond or other security satisfactory to Beneficiary in such amount as Beneficiary shall reasonably require, but not more than one hundred fifty percent (150%) of the amount of the claim, and provided further that if Trustor loses such contest, Trustor shall thereafter diligently proceed to cause such Lien or Encumbrance to be removed and discharged. If Trustor shall fail to remove and discharge any Lien or Encumbrance or claim thereof, then, in addition to any other right or remedy of Beneficiary, Beneficiary may, after only such notice to Trustor as may be reasonable under the then existing circumstances, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such Lien or Encumbrance by depositing in a court a bond or the amount claimed or otherwise giving security for such claim, or by procuring such discharge in such manner as is or may be prescribed by law. Trustor shall, immediately upon demand therefor by Beneficiary, pay to Beneficiary an amount equal to all costs and expenses incurred by Beneficiary in connection with the exercise by Beneficiary of the foregoing right to discharge any Lien or Encumbrance or claim thereof, together with interest thereon from the date of each such expenditure at the Agreed Rate. Such costs and expenses shall be secured by this Deed of Trust. “Lien or Encumbrance” and “Liens and Encumbrances” mean, respectively, each and all of the following in respect of the Trust Estate: leases, other rights to occupy or use, mortgages, deeds of trust, pledges, security agreements, assignments, assignments as security, conditional sales, title retention arrangements or agreements, conditions, covenants, and restrictions, and other charges, liens, encumbrances, or adverse interests, whether voluntarily or involuntarily created and regardless of whether prior or subordinate to any estate, right, title, or interest granted to Trustee or Beneficiary in this Deed of Trust, excluding from the foregoing the Permitted Exceptions.

     1.18 Trustee’s Powers. At any time, or from time to time, without liability therefor and without notice, upon written request of Beneficiary and presentation of this Deed of Trust and without affecting the personal liability of any person for payment of the Obligations or the effect of this Deed of Trust upon the remainder of said Trust Estate, Trustee may (a) reconvey any part of said Trust Estate, (b) consent in writing to the making of any map or plat thereof, (c) join in granting any easement thereon, or

     1.19 Beneficiary’s Powers. Without affecting the liability of any Person liable for the payment of the Obligations herein mentioned, and without affecting the lien or charge of this Deed of Trust upon any portion of the Trust Estate not then or theretofore released as security for the Obligations, Beneficiary may, from time to time and without notice (a) release any person so liable, (b) extend the Obligations, (c) grant other indulgences, (d) release or reconvey, or cause to be released or reconveyed, at any time at Beneficiary’s option any parcel, portion or all of the Trust Estate, (e) take or release any other or additional security or any guaranty for any Obligation herein mentioned, or (f) make compositions or other arrangements with debtors in relation thereto.

     1.20 Financial Statements. Trustor shall deliver to Beneficiary such financial statements, balance sheets, profit and loss statements, operating statements, income and expense statements and other financial information in such detail and at the times as may be reasonably required by Beneficiary.

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Beneficiary shall have the right to audit, inspect and copy all of Trustor’s books and records, relating thereto.

     1.21 Trade Names. At the request of Beneficiary from time to time, Trustor shall execute a certificate in form satisfactory to Beneficiary listing the trade names or fictitious business names under which Trustor intends to operate the Trust Estate or any business located thereon and representing and warranting that Trustor does business under no other trade names or fictitious business names with respect to the Trust Estate. Trustor shall immediately notify Beneficiary in writing of any change in said trade names or fictitious business names, and will, upon request of Beneficiary, execute any additional financing statements and other certificates necessary to reflect the change in trade names or fictitious business names.

     1.22 Leasehold. If a leasehold estate constitutes a portion of the Trust Estate, Trustor agrees not to amend, modify, extend, renew or terminate such leasehold estate, any interest therein, or the lease granting such leasehold estate without the prior written consent of Beneficiary, which consent may be withheld by Beneficiary in its absolute and sole discretion. Consent to one amendment, modification, extension or renewal shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, modifications, extensions or renewals. Trustor agrees to perform all obligations and agreements under said leasehold and shall not take any action or omit to take any action which would effect or permit the termination of said leasehold. Trustor agrees to promptly notify Beneficiary in writing with respect to any default or alleged default by any party thereto and to deliver to Beneficiary copies of all notices, demands, complaints or other communications received or given by Trustor with respect to any such default or alleged default. Beneficiary shall have the option to cure any such default and to perform any or all of Trustor’s obligations thereunder. All sums expended by Beneficiary in curing any such default shall be secured hereby and shall be immediately due and payable without demand or notice and shall bear interest from date of expenditure at the Agreed Rate.

ARTICLE II
ASSIGNMENT OF RENTS

     2.01 Assignment of Rents. Trustor hereby absolutely and irrevocably assigns and transfers to Beneficiary all the Rents of the Trust Estate, and hereby gives to and confers upon Beneficiary the right, power and authority to collect the Rents. Trustor irrevocably appoints Beneficiary its true and lawful attorney-in-fact, at the option of Beneficiary at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Trustor or Beneficiary, for all Rents and apply the same to the payment of the Obligations in such order as Beneficiary shall determine. Trustor hereby authorizes and directs the lessees, tenants and occupants to make all payments under the Leases directly to Beneficiary upon written demand by Beneficiary, without further consent of Trustor; provided, however, that Trustor shall have the right to collect such Rents (but not more than one (1) month in advance unless the written approval of Beneficiary is first obtained), and to retain and enjoy same, so long as an Event of Default shall not have occurred hereunder or under the other Loan Documents. The assignment of the Rents of the Trust Estate in this Article II is intended to be an absolute assignment from Trustor to Beneficiary and not merely the passing of a security interest.

     2.02 Collection Upon an Event of Default. Upon the occurrence of an Event of Default, Beneficiary may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Obligations, enter upon and take possession of the Trust Estate, or any part thereof, and, with or without such entry or taking possession, in its own name sue for or otherwise collect the Rents (including, without limitation, those past due and unpaid) and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys’ fees) upon payment of the Obligations in such order as Beneficiary may determine.

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The collection of such Rents, or the entering upon and taking possession of the Trust Estate, or the application of the Rents as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default. Trustor also hereby authorizes Beneficiary upon such entry, at its option, to take over and assume the management, operation and maintenance of the Trust Estate and to perform all acts Beneficiary in its sole discretion deems necessary and proper and to expend such sums out of Rents as may be needed in connection therewith, in the same manner and to the same extent as Trustor theretofore could do (including, without limitation, the right to enter into new leases, to cancel, surrender, alter or amend the terms of, and/or renew existing leases and/or to make concessions to tenants). Trustor hereby releases all claims of any kind or nature against Beneficiary arising out of such management, operation and maintenance, excepting the liability of Beneficiary to account as hereinafter set forth.

     2.03 Application of Rents. Upon such entry, Beneficiary shall, after payment of all property charges and expenses (including, without limitation, reasonable compensation to such managing agent as it may select and employ) and after the accumulation of a reserve to meet requisite amounts, credit the net amount of the Rents received by it to the Obligations, but the manner of the application of such net income and which items shall be credited shall be determined in the sole discretion of Beneficiary. Beneficiary shall not be accountable for more monies than it actually receives from the Trust Estate; nor shall it be liable for failure to collect Rents. Beneficiary shall make reasonable efforts to collect Rents, reserving, however, within its own absolute and sole discretion, the right to determine the method of collection and the extent to which enforcement of collection of Rents shall be prosecuted and Beneficiary’s judgment shall be deemed conclusive and reasonable.

     2.04 Mortgagee in Possession. It is not the intention of the parties hereto that an entry by Beneficiary upon the Premises under the terms of this instrument shall make Beneficiary a party in possession in contemplation of the law, except at the option of Beneficiary.

     2.05 Indemnity. Trustor hereby agrees to indemnify and hold harmless Beneficiary for, from and against any and all losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs, and expenses, including legal fees and expenses, howsoever and by whomsoever asserted, arising out of or in any way connected with this assignment; and all such losses, liabilities, obligations, claims, demands, damages, penalties, judgments, costs and expenses shall be deemed added to the indebtedness secured hereby and shall be secured by any and all other instruments securing said indebtedness.

     2.06 No Obligation to Perform. Nothing contained herein shall operate or be construed to obligate Beneficiary to perform any obligations of Trustor under any Lease (including, without limitation, any obligation arising out of any covenant of quiet enjoyment therein contained in the event the lessee under any such Lease shall have been joined as a party defendant in any action to foreclose and the estate of such lessee shall have been thereby terminated). Prior to actual entry into and taking possession of the Premises by Beneficiary, this assignment shall not operate to place upon Beneficiary any responsibility for the operation, control, care, management or repair of the Trust Estate or any portion thereof, and the execution of this assignment by Trustor shall constitute conclusive evidence that all responsibility for the operation, control, care, management and repair of the Trust Estate is and shall be that of Trustor, prior to such actual entry and taking of possession.

ARTICLE III
SECURITY AGREEMENT

     3.01 Creation of Security Interest. Trustor hereby grants to Beneficiary, a security interest in and to all the Personal Property.

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     3.02 Representations, Warranties and Covenants of Trustor. Trustor hereby represents, warrants and covenants (which representations, warranties and covenants shall survive creation of any indebtedness of Trustor to Beneficiary and any extension of credit thereunder) as follows:

     (a) The Personal Property is not used or bought for personal, family or household purposes.

     (b) The tangible portion of the Personal Property will be kept on or at the Premises or Improvements and Trustor will not, without the prior written consent of Beneficiary, remove the Personal Property or any portion thereof therefrom except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Trustor with similar items of greater value.

     (c) At the request of Beneficiary, Trustor will join Beneficiary in executing one or more financing statements and fixture filings pursuant to the Uniform Commercial Code of Arizona, in form satisfactory to Beneficiary and will pay the cost of recording and filing the same in all public offices wherever recording or filing is deemed by Beneficiary to be necessary or desirable.

     (d) Trustor’s principal place of business is in the State of Arizona at 4646 E. Van Buren Street, #450, Phoenix, Arizona 85008. Trustor does not do business under any trade name except as previously disclosed in writing to Beneficiary. Trustor will immediately notify Beneficiary in writing of any change in its place of business or the adoption or change of any organizational name, trade name or fictitious business name, and will upon request of Beneficiary, execute any additional financing statements or other certificates necessary to reflect the adoption or change in trade name or fictitious business name. Trustor will also promptly notify Beneficiary (i) of any change of Trustor’s organizational identification number or (ii) if Trustor does not now have an organizational identification number and later obtains one, of such organizational identification number.

     (e) Trustor shall immediately notify Beneficiary of any claim against the Personal Property adverse to the interest of Beneficiary therein.

     3.03 Use of Personal Property by Trustor. Until the occurrence of an Event of Default hereunder or under any other Loan Document, Trustor may have possession of the Personal Property and use it in any lawful manner not inconsistent with this Deed of Trust and not inconsistent with any policy of insurance thereon.

     3.04 Remedies Upon an Event of Default.

     (a) In addition to the remedies provided in Section 4.02 hereof, upon the occurrence of an Event of Default hereunder, Beneficiary may, at its option, do any one or more of the following:

     (i) Either personally, or by means of a court appointed receiver, take possession of all or any of the Personal Property and exclude therefrom Trustor and all others claiming under Trustor, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, alterations, additions and improvements to and exercise all rights and powers of Trustor with respect to the Personal Property or any part thereof. In the event Beneficiary demands, or attempts to take possession of the Personal Property in the exercise of any rights under this

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Deed of Trust, Trustor agrees to promptly turn over and deliver possession thereof to Beneficiary;

     (ii) Without notice to or demand upon Trustor, make such payments and do such acts as Beneficiary may deem necessary to protect its security interest in the Personal Property (including, without limitation, paying, purchasing, contesting or compromising any Lien or Encumbrance, whether superior or inferior to such security interest) and in exercising any such powers or authority to pay all expenses (including, without limitation, litigation costs and reasonable attorney’s fees) incurred in connection therewith;

     (iii) Require Trustor from time to time to assemble the Personal Property, or any portion thereof, at a place designated by Beneficiary and reasonably convenient to both parties, and deliver promptly such Personal Property to Beneficiary, or an agent or representative designated by Beneficiary. Beneficiary, and its agents and representatives, shall have the right to enter upon any or all of Trustor’s premises and property to exercise Beneficiary’s rights hereunder;

     (iv) Realize upon the Personal Property or any part thereof as herein provided or in any manner permitted by law and exercise any and all of the other rights and remedies conferred upon Beneficiary by this Deed of Trust, any other Loan Document, or by law, either concurrently or in such order as Beneficiary may determine;

     (v) Sell or cause to be sold in such order as Beneficiary may determine, as a whole or in such parcels as Beneficiary may determine, the Personal Property and the remainder of the Trust Estate;

     (vi) Sell, lease, or otherwise dispose of the Personal Property at public sale, upon terms and in such manner as Beneficiary may determine. Beneficiary may be a purchaser at any sale; and

     (vii) Exercise any remedies of a secured party under the Uniform Commercial Code of Arizona or any other applicable law.

     (b) Unless the Personal Property is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Beneficiary shall give Trustor at least five (5) days’ prior written notice of the time and place of any public sale of the Personal Property or other intended disposition thereof to be made. Such notice may be mailed to Trustor at the address set forth in Section 5.05. If Beneficiary fails to comply with this Section 3.04(b) in any respect, its liability for such failure shall be limited to the liability (if any) imposed on its as a matter of law under the Uniform Commercial Code of Arizona (or under the Uniform Commercial Code, enforced from time to time, in any other state to the extent the same is the applicable law).

      (c) The proceeds of any sale under Section 3.04(a)(vi) shall be applied as follows:

     (i) To the repayment of the reasonable costs and expenses of taking, holding, and preparing for the sale and the selling of the Personal Property (including, without limitation, costs of litigation and attorneys’ fees) and the discharge of all Impositions, Liens and Encumbrances, and claims thereof, if any, on the Personal

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Property prior to the security interest granted herein (except any Impositions or Liens and Encumbrances subject to which such sale shall have been made);

     (ii) To the payment of the Obligations in such order as Beneficiary shall determine; and

     (iii) The surplus, if any, shall be paid to the Trustor or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

     (d) Beneficiary may comply with any applicable state or federal law or regulatory requirements in connection with a disposition of the Personal Property and such compliance will not be considered to affect adversely the commercial reasonableness of any sale of the Personal Property.

     (e) Beneficiary may sell the Personal Property without giving any warranties as to such property, and may specifically disclaim any warranties of title, merchantability, fitness for a particular purpose or the like, and this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Personal Property.

     (f) Trustor acknowledges that a private sale of the Personal Property may result in less proceeds than a public sale.

     (g) Trustor acknowledges that the Personal Property may be sold at a loss to Trustor and that, in such event, Beneficiary shall have no liability or responsibility to Trustor for such loss.

Beneficiary shall have the right to enforce one or more remedies hereunder, successively or concurrently, and such action shall not operate to estop or prevent Beneficiary from pursuing any further remedy that it may have. Any repossession or retaking or sale of the Personal Property pursuant to the terms hereof shall not operate to release Trustor until full payment of any deficiency has been made in cash.

     3.05 Security Agreement. This Deed of Trust constitutes and shall be deemed to be a “security agreement” for all purposes of the Uniform Commercial Code of Arizona and Beneficiary shall be entitled to all the rights and remedies of a “secured party” under such Uniform Commercial Code of Arizona.

     3.06 Fixture Filing. Upon its recording in the real property records, this Deed of Trust shall be effective as a financing statement filed as a fixture filing. This Deed of Trust shall also be effective as a financing statement covering as extracted collateral (including oil and gas), accounts and general intangibles under the Uniform Commercial Code of Arizona and the Uniform Commercial Code as in effect from time to time in any other state where the Property is situated. In addition, a carbon, photographic or other reproduced copy of this Deed of Trust and/or any financing statement relating hereto shall be sufficient for filing and/or recording as a financing statement. The filing of any other financing statement relating to any personal property, rights or interests described herein shall not be construed to diminish any right or priority hereunder.

     3.07 Authorization to File Financing Statements; Power of Attorney. Trustor hereby authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto, and continuation statements with or without signature of Trustor as authorized by applicable law, as applicable to the Trust Estate. For purposes of such filing, Trustor agrees to furnish

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any information requested by Beneficiary promptly upon request by Beneficiary. Trustor also ratifies its authorization for Beneficiary to have filed any like initial financing statements, amendments thereto, or continuation statements if filed prior to the date of this Deed of Trust. Trustor hereby irrevocably constitutes and appoints Beneficiary and any officer or agent of Beneficiary, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of Trustor or in Trustor’s own name to execute in Trustor’s name any such documents and to otherwise carry out the purposes of this Section 3.07, to the extent that Trustor’s authorization above is not sufficient. To the extent permitted by law, Trustor hereby ratifies and affirms all acts said attorneys-in-fact shall lawfully do, have done in the past, or caused to be done in the future by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

ARTICLE IV
REMEDIES UPON DEFAULT

     4.01 Events of Default. Each of the following shall constitute an event of default (“Event of Default”):

     (a) All or any part of the property of Trustor is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within twenty (20) days of the date thereof.

     (b) The occurrence of any Transfer, unless prior to such Transfer the holder of the Note has delivered to Trustor the written consent of such holder to such Transfer.

     (c) The occurrence of any Event of Default, as such term is defined in any other Loan Document.

     4.02 Acceleration Upon Default; Additional Remedies. Upon the occurrence of an Event of Default, Beneficiary may, at its option, declare all or any part of the Obligations immediately due and payable without any presentment, demand, protest or notice of any kind. Beneficiary may, in addition to the exercise of any or all of the remedies specified in Section 3.04:

     (a) Either in person or by agent, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Trust Estate, or any part thereof, in its own name or in the name of Trustee, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Trust Estate, or any part thereof or interest therein, increase the income therefrom or protect the security hereof and, with or without taking possession of the Trust Estate, sue for or otherwise collect the Rents, or any part thereof, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection (including, without limitation, attorneys’ fees) upon the Obligations, all in such order as Beneficiary may determine. The entering upon and taking possession of the Trust Estate, the collection of such Rents and the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default and, notwithstanding the continuance in possession of all or any portion of the Trust Estate or the collection, receipt and application of Rents, Trustee or Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including, without limitation, the right to exercise the power of sale;

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     (b) Commence an action to foreclose the lien of this Deed of Trust as a mortgage, appoint a receiver, or specifically enforce any of the covenants hereof;

     (c) Exercise the power of sale herein contained and deliver to Trustee a written statement of breach, notice of default and election to cause Trustor’s interest in the Trust Estate to be sold; or

     (d) Exercise all other rights and remedies provided herein, in any Loan Document or other document or agreement now or hereafter securing or guarantying all or any portion of the Obligations, or by law, including, without limitation, the rights and remedies provided in A.R.S. Section 33-702.B.

     4.03 Foreclosure by Power of Sale. If Beneficiary elects to foreclose by exercise of the power of sale herein contained, Beneficiary shall notify Trustee and shall deposit with Trustee this Deed of Trust and the Note and such receipts and evidence of expenditures made and secured hereby as Trustee may require.

     (a) Upon receipt of such statement and notice from Beneficiary, Trustee shall cause to be recorded, published and delivered to Trustor such Notice of Sale as then required by law. Trustee shall, without demand on Trustor, after lapse of such time as may then be required by law and after recordation of such Notice of Sale and Notice of Sale having been given as required by law, sell the Trust Estate at the time and place of sale fixed by it in said Notice of Sale, either as a whole, or in separate lots or parcels or items as Trustee shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. Trustee shall deliver to such purchaser or purchasers thereof its good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including, without limitation, Trustor, Trustee or Beneficiary, may purchase at such sale and Trustor hereby covenants to warrant and defend the title of such purchaser or purchasers.

     (b) After deducting all costs, fees and expenses of Trustee and of this Trust, including, without limitation, Trustee’s fees and reasonable attorneys’ fees, and costs of evidence of title in connection with sale, Trustee shall apply the proceeds of sale in the following priority, to payment of: (i) first, all sums expended under the terms of the Loan Documents, not then repaid, with accrued interest at the Agreed Rate; (ii) second, all sums due under the Note; (iii) all other sums, then secured hereby; and (iv) the remainder, if any, to the person or persons legally entitled thereto or as provided in A.R.S. Section 33-812 or any similar or successor statute.

     (c) Subject to A.R.S. Section 33-810.B, Trustee may postpone sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in it discretion, give a new notice of sale.

     4.04 Personal Property. It is the express understanding and intent of the parties that as to any personal property interests subject to Chapter 9 of the Uniform Commercial Code of Arizona, Beneficiary, upon an Event of Default, may proceed under such Uniform Commercial Code of Arizona or may proceed as to both real and personal property interests in accordance with the provisions of this Deed of Trust and its rights and remedies in respect to real property, as specifically permitted under the

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Uniform Commercial Code of Arizona (A.R.S. Section 47-604.D), and treat both real and personal property interests as one parcel or package of security.

     4.05 Appointment of Receiver. Upon the occurrence of an Event of Default, Beneficiary, as a matter of right and without notice to Trustor or any one claiming under Trustor, and without regard to the then value of the Trust Estate or the interest of Trustor therein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and Trustor hereby irrevocably consents to such appointment and waives notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Beneficiary in case of entry as provided herein and shall continue as such and exercise all such powers until the later of the date of confirmation of sale of the Trust Estate or the date of expiration of any redemption period unless such receivership is sooner terminated.

     4.06 Remedies Not Exclusive. Trustee and Beneficiary, and each of them, shall be entitled to enforce payment and performance of any and all of the Obligations and to exercise all rights and powers under the Loan Documents and under the law now or hereafter in effect, notwithstanding some or all of the Obligations may now or hereafter be otherwise secured or guaranteed. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other rights herein contained, shall prejudice or in any manner affect Trustee’s or Beneficiary’s right to realize upon or enforce any other security or guaranty now or hereafter held by Trustee or Beneficiary, it being agreed that Trustee and Beneficiary, and each of them shall be entitled to enforce this Deed of Trust and any other security or any guaranty now or hereafter held by Beneficiary or Trustee in such order and manner as they or either of them may in their absolute discretion determine. No remedy herein conferred upon or reserved to Trustee or Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing under the law. Every power or remedy given by any of the Loan Documents or by law to Trustee or Beneficiary or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Trustee or Beneficiary and, to the extent permitted by law, either of them may pursue inconsistent remedies.

     4.07 Request for Notice. Trustor hereby requests a copy of any notice of default and that any notice of sale hereunder be mailed to it at the address set forth in Section 5.05.

     4.08 Acceptance of Sums After Default. The acceptance by Beneficiary of any sum in payment, or part payment, of the Secured Obligations, after the same is due or after the giving of any notice of default, or the giving or recording of any notice of breach, or after giving of any notice of sale, shall not constitute a waiver of the right to require prompt payment, when due, of all other sums so secured, nor shall such acceptance cure or waive any remaining Event of Default or invalidate any sale held pursuant to such notice for any such remaining Event of Default, or prejudice any of the rights of Beneficiary under this Deed of Trust. Notwithstanding anything to the contrary contained in this Deed of Trust or in any other agreement securing the Note and without limiting the generality of this Section 4.08, in the case of any Event of Default, Beneficiary may accept payments or performance of any obligations due hereunder without thereby waiving the existence of such Event of Default if the payment or performance is not sufficient to completely cure such Event of Default.

ARTICLE V
MISCELLANEOUS

     5.01 Change, Discharge, Termination, or Waiver. No provision of this Deed of Trust may be changed, discharged, terminated, or waived except in a writing signed by the party against whom

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enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Beneficiary to exercise and no delay by Beneficiary in exercising any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

     5.02 Trustor Waiver of Rights. Trustor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Trust Estate, and (b) all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the Obligations and marshaling in the event of foreclosure of the liens hereby created, and (c) all rights and remedies that Trustor may have or be able to assert by reason of the laws of the State of Arizona pertaining to the rights and remedies of sureties including, without limitation, A.R.S. Sections 12-1641 through 12-1646, and Arizona Rules of Civil Procedure 17(f).

     5.03 Statements by Trustor. Trustor shall, within ten (10) days after written notice thereof from Beneficiary, deliver to Beneficiary a written statement stating the unpaid principal of and interest on the Note and any other amounts secured by this Deed of Trust and stating whether any offset or defense exists against such principal and interest or such other amounts.

     5.04 Reconveyance by Trustee. Upon written request of Beneficiary stating that all Obligations have been satisfied in full, and upon surrender of this Deed of Trust and the Note to Trustee for cancellation and retention and upon payment by Trustor of Trustee’s fees, Trustee shall reconvey to Trustor, or to the person or persons legally entitled thereto, without warranty, any portion of the Trust Estate then held hereunder. The recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof. The grantee in any reconveyance may be described as “the person or persons legally entitled thereto.”

     5.05 Notices. All notices, requests and demands to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, through the United States Postal Service to the addresses first set forth above or such other address which the parties may provide to one another in accordance herewith. Such notices, requests and demands, if sent by mail, shall be deemed given two (2) days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered. Refusal of delivery shall be deemed effective delivery on the date said delivery was attempted. Impossibility of delivery by a particular means shall be deemed effective delivery on the date said delivery was attempted, provided that the delivering party thereafter diligently pursues actual delivery of the same or other means.

     5.06 Acceptance by Trustee. Trustee accepts this Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law.

     5.07 Captions and References. The headings at the beginning of each section of this Deed of Trust are solely for convenience and are not part of this Deed of Trust. Unless otherwise indicated, each reference in this Deed of Trust to a section or an exhibit is a reference to the respective section herein or exhibit hereto.

     5.08 Invalidity of Certain Provisions. If any provision of this Deed of Trust is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect. If the lien of this Deed of Trust is invalid or unenforceable as to any part of the debt, or if the lien is invalid or unenforceable as to any part of the Trust Estate, the unsecured or partially secured portion of the debt shall be completely paid prior to the payment of the remaining and secured or partially secured portion of the debt, and all payments made on the debt, whether voluntary or under foreclosure or other

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enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the debt which is not secured or fully secured by the lien of this Deed of Trust.

     5.09 Subrogation. To the extent that proceeds of the Note are used to pay any outstanding lien, charge or prior encumbrance against the Trust Estate, such proceeds have been or will be advanced by Beneficiary at Trustor’s request and Beneficiary shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released.

     5.10 Attorneys’ Fees. If any or all of the Obligations are not paid when due or if an Event of Default occurs, Trustor agrees to pay all costs of enforcement and collection and preparation therefore (including, without limitation, reasonable attorney’s fees) whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)), together with interest therein from the date of demand at the Agreed Rate.

     5.11 Governing Law. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

     5.12 Joint and Several Obligations. If this Deed of Trust is signed by more than one party as Trustor, all obligations of Trustor herein shall be the joint and several obligations of each party executing this Deed of Trust as Trustor.

     5.13 Number and Gender. In this Deed of Trust the singular shall include the plural and the masculine shall include the feminine and neuter gender and vice versa, if the context so requires.

     5.14 Loan Statement Fees. Trustor shall pay the amount demanded by Beneficiary or its authorized loan servicing agent for any statement regarding the Obligations, provided, however, that such amount may not exceed the maximum amount allowed by law at the time request for the statement is made.

     5.15 Counterparts. This document may be executed and acknowledged in counterparts, all of which executed and acknowledged counterparts shall together constitute a single document. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this document to form physically one document, which may be recorded.

     5.16 Integration. The Loan Documents contain the complete understanding and agreement of Trustor and Beneficiary and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations.

     5.17 Binding Effect. The Loan Documents will be binding upon, and inure to the benefit of, Trustor, Trustee and Beneficiary and their respective successors and assigns. Trustor may not delegate its obligations under the Loan Documents.

     5.18 Time of the Essence. Time is of the essence with regard to the each provision of the Loan Documents as to which time is a factor.

     5.19 Survival. The representations, warranties, and covenants of the Trustor and the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

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     5.20 Costs and Expenses. All costs and expenses reasonably incurred by Beneficiary in connection with entering into possession of the Trust Estate, either by a court-appointed receiver or by any other legally permissible means, assuming control with respect to the development, construction, operation, maintenance, repair and/or restoration of the Trust Estate and/or any Improvements thereon, enforcing all Leases and/or collecting all Rents due thereunder, and taking any and all other acts permitted under the Loan Documents which Beneficiary shall reasonably determine to be necessary for the administration of the Loan, to enforce the provisions and/or to carry out the purposes of the Note, this Deed of Trust and/or other Loan Documents (including without limitation any reasonable attorney’s fees, appraisal and/or appraisal review charges, environmental consulting, inspection and/or review costs, property inspection fees, consultant expenses and other similar costs) shall be reimbursed by Trustor on demand and, if not then paid, all such sums shall be added to the amount owing under the Note and shall be secured by the lien of the Deed of Trust, and shall bear interest at the rate provided for in the Note, including any applicable default rate. For purposes hereof, Beneficiary shall include Beneficiary, and any beneficiary or holder of the Note.

[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year first above written.

AURELIO RESOURCES INC., a Colorado
corporation

By:   ________________________________

Printed Name: _________________________

Its:    ________________________________

STATE OF __________________	)
) ss.
County of ________________	)

The foregoing instrument was acknowledged before me this ____ day of  __________________, 2006, by __________________________, the __________________________of Aurelio Resources Inc., a Colorado corporation, on behalf of the corporation.

_______________________________
Notary Public

My Commission Expires:  ___________

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EXHIBIT A

Legal Description

Patented Mining Claims, Turquoise Mining District
Cochise County, Arizona

Cochise County, Arizona Deeds of Mines, Book 26, page 172
Mineral Survey No. 2458

Alice
Billie
Chance (also known as Grace)
Chicago
Climax
Clinton
Dorothy
Edith
Ester
Fair View
Fraction
Handy
Hawke Eye
Highland
Home
Humbolt
Iowa
Iron
Mame
Mary Mine
Monarch
Sampson
Starr

Cochise County, Arizona Deeds of Mines, Book 26, page 104
Mineral Survey No. 2608

Copper Bug
Northern Light
Gray Mule
Head Light
Leadville
Turquoise King
Western Belle

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EXHIBIT B

DESCRIPTION OF PERSONAL PROPERTY

     (a) All personal property (including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory, and construction materials and software embedded in any of the foregoing) in which Trustor now or hereafter acquires an interest or right, which is now or hereafter located on or affixed to the Premises or the Improvements or used or useful in the operation, use, or occupancy thereof or the construction of any Improvements thereon, together with any interest of Trustor in and to personal property which is leased or subject to any superior security interest, and all books, records, leases and other agreements, documents, and instruments of whatever kind or character, relating to the Premises, Improvements, or such personal property;

     (b) All fees, income, rents, issues, profits, earnings, receipts, royalties, and revenues which, after the date hereof and while any portion of the Obligations remains unpaid or unperformed, may accrue from such personal property or any part thereof or from the Premises, the Improvements or any other part of the Trust Estate, or which may be received or receivable by Trustor from any hiring, using, letting, leasing, subhiring, subletting, subleasing, occupancy, operation, or use thereof;

     (c) All of Trustor’s present and future rights to receive payments of money, services, or property, including, without limitation, rights to all deposits from tenants of the Premises or Improvements, rights to receive capital contributions or subscriptions from Trustor’s partners or shareholders, amounts payable on account of the sale of partnership interests in Trustor or the capital stock of Trustor, accounts and other accounts receivable, deposit accounts, chattel paper (whether tangible or electronic), notes, drafts, contract rights, instruments, general intangibles, and principal, interest and payments due on account of goods sold or leased, services rendered, loans made or credit extended, together with title to or interest in all agreements, documents, and instruments, evidencing, securing or guarantying the same;

     (d) All other intangible property (and related software) and rights relating to the Premises, the Improvements, the personal property described in Paragraph (a) above or the operation, occupancy, or use thereof, including, without limitation, all governmental and non-governmental permits, licenses, and approvals relating to construction on or operation, occupancy, or use of the Premises or Improvements, all names under or by which the Premises or Improvements may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names and trademarks relating in any way to the Premises or the Improvements, and all good will and software in any way relating to the Premises or the Improvements;

     (e) Trustor’s rights under all insurance policies covering the Premises, the Improvements, the Personal Property, and the other parts of the Trust Estate and any and all proceeds, loss payments, and premium refunds payable regarding the same;

     (f) All reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the construction of any Improvements on the Premises;

     (g) All water stock relating to the Premises;

     (h) All causes of action, claims, compensation, and recoveries for any damage to, destruction of, or condemnation or taking of the Premises, the Improvements, the Personal Property, or any other part of the Trust Estate, or for any conveyance in lieu thereof, whether direct or consequential, or for any

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damage or injury to the Premises, the Improvements, the Personal Property, or any other part of the Trust Estate, or for any loss or diminution in value of the Premises, the Improvements, the Personal Property, or any other part of the Trust Estate;

     (i) All architectural, structural, mechanical, and engineering plans and specifications prepared for construction of Improvements or extraction of minerals or gravel from the Premises and all studies, data, and drawings related thereto; and also all contracts and agreements of the Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data, and drawings or to the construction of Improvements on or extraction of minerals or gravel from the Premises; All commercial tort claims Trustor now has or hereafter acquires relating to the properties, rights, titles, and interests referred to in this Exhibit B or elsewhere in the Deed of Trust;

     (j) All commercial tort claims Trustor now has or hereafter acquires relating to the properties, rights, titles, and interests referred to in this Exhibit B or elsewhere in the Deed of Trust;

     (k) All letter of credit rights (whether or not the letter or credit is evidenced by a writing) Trustor now has or hereafter requires relating to the properties, rights, titles and interest referred to in this Deed of Trust;

     (l) All of Trustor’s rights, title, claims and interests in the Water Rights (as defined in the Purchase Agreement);

     (l) All proceeds from sale or disposition of any of the aforesaid collateral and all supporting obligations ancillary thereto or arising in any way in connection therewith;

(m) All proceeds from sale or disposition of any of the aforesaid collateral; and (n) All Trustor’s rights in proceeds of the loan evidenced by the Note.

     As used in this Exhibit B the terms “Obligations”, “Note”, “Trust Estate”, “Premises”, “Improvements”, and “Personal Property” shall have the meanings set forth in the Deed of Trust to which this Exhibit B is attached.

Hope/ARI PA XbtC 9/20/2006

EXHIBIT C

“Permitted Exceptions” means the following:

     1. Sale, transfer, or other disposition of any Personal Property that is consumed or worn out in ordinary usage and that is promptly replaced with similar items of equal or greater value.

     2. Liens and Encumbrances being contested in accordance with Section 1.17 of the Deed of Trust.

     3. Impositions being contested in accordance with Section 1.08(d) of this Deed of Trust.

     4. This Deed of Trust.

     5. Items approved by Beneficiary as listed on Schedule B to the commitment to issue an ALTA lender’s policy to Beneficiary, issued by [_______________________] Title Insurance Company.

Hope/ARI PA XbtC 9/20/2006

EXHIBIT D

to that
Purchase Agreement and Escrow Instructions
between
Hope Mining and Milling Company, and Aurelio Resources Inc.

When recorded, mail to:

________________________________________________________________________________________________
(Space above this line for Recorder’s use)

DEED OF TRUST AND ASSIGNMENT OF RENTS
WITH SECURITY AGREEMENT
AND FINANCING STATEMENT (FIXTURE FILING)

TRUSTOR:	Aurelio Resources Inc., a Colorado corporation
Address:	Suite 209, 5554 South Prince Street
Littleton, Colorado 80120
BENEFICIARY:	Hope Mining and Milling Company, an Arizona corporation
Address:	115 E. Country Club Drive
Phoenix, Arizona 85014
TRUSTEE:	Lawyers Title Agency
Address:	1650 E. River Road, Suite 105
Tucson, AZ 85718

REAL PROPERTY: All right, title, and interest, now owned or hereafter acquired, in and to that certain real property located in Cochise County, Arizona, as more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the “Real Property”):

Tax parcel identification number: 610-03-009-6, Cochise County, AZ

This Deed of Trust is made among Trustor, Beneficiary and Trustee who agree as follows:

1.	Grant and Conveyance. For value received, Trustor irrevocably grants, conveys and assigns to Trustee in Trust, with power of sale, the Real Property, together with: (a) all buildings, structures, improvements, fixtures and built- in equipment and appliances now or hereafter placed thereon; (b) all present and future leases and all subleases executed with respect to the Real Property; (c) all rents, issues, profits, revenues and income thereof including all revenue, gross or net receipts, payments, and income derived from any business activity conducted by or on behalf of Trustor on the Real Property (hereinafter “Property Income”); (d) all easements, licenses, rights, minerals, oil and gas, appurtenances, abandoned or vacated streets, alleys and rights-of-way, privileges and interests now or ____________ hereafter

Hope/ARI PA XbtC 9/20/2006

attached to or used in connection with the Real Property; (e) all policies of insurance on the Real and/or Personal Property and proceeds thereof and all awards and proceeds of any condemnation or like proceeding affecting the Real and/or Personal Property; and (f) all water, drainage, irrigation and electrical or water user’s rights appurtenant or related to the Real Property (hereinafter together with the Real Property and any Personal Property collectively called the “Property”). All components of the Property are deemed encumbered hereby as an entity and are declared to be part of the real estate whether or not physically attached to the Real Property.

2.	Obligations Secured. This Deed of Trust secures: (a) payment of all indebtedness evidenced by the Non-Recourse Note Secured by Deed of Trust of Trustor to Beneficiary or order of even date, in the face amount of $450,000.00, interest and charges thereon and all extensions, modifications and renewals thereof (the “Note”); (b) payment of all other sums advanced hereunder to protect the security of this Deed of Trust with interest thereon; and (c) performance of all agreements and obligations of Trustor hereunder or in the Note (the “Obligations Secured”).

3.	Warranties. Trustor warrants title to the Property against all acts of Trustor subject to all matters of record and all matters that would be revealed by an accurate ALTA/ACSM land title survey. Trustor agrees that any greater title to the Property hereafter acquired by Trustor shall be subject hereto. This Deed of Trust is free from all homestead, valuation and exemption rights and benefits whatsoever, which Trustor hereby waives.

4.	Payment of Obligations Secured. Trustor shall pay when due and before delinquency: (a) all Obligations Secured hereby; (b) all liens, taxes, assessments, fines, impositions and charges of every type or nature affecting the Property; (c) all premiums to maintain insurance required hereunder in force; (d) all rents or charges for water, water delivery, sewer, gas, electricity, telephone and other utilities and services, waste removal, and bills for repairs in any way related to the Property; (e) all costs, fees and expenses of this Trust including, without limitation, all fees of Trustee and title fees; and (f) all rents (ground or otherwise) and all condominium, planned unit, townhouse and homeowners’ association dues or assessments.

5.	Other Encumbrances. Trustor shall pay or perform before delinquency all obligations under any prior or subordinate mortgage, deed of trust, agreement of sale or any other lien or encumbrance (herein “Encumbrance”). If any such Encumbrance shall be in default by reason of nonpayment of principal or interest, or any part thereof, or for any other reason, Beneficiary may cure such default without notice, and the cost of curing such default, with interest at the rate of interest specified in the Note, from the time of the advance or advances therefor, shall be added to the Obligations Secured and may be collected from Trustor upon demand at any time after such advance or advances are made, and the holder of the Note and Deed of Trust shall be subrogated to the rights of any lienholder so paid. Promptly upon receiving any notice of any default or claimed default under any Encumbrance, Trustor shall give written notice thereof to Beneficiary.

6.	Preservation of Property; Leaseholds. Trustor shall keep the Property in good condition and repair and shall not commit waste or permit impairment or deterioration of the Property, and shall not remove or demolish any improvements on the Property without Beneficiary’s prior written consent, which consent shall not be unreasonably withheld or delayed. Trustor shall repair, restore or construct in a workmanlike manner any improvements on the Property which are damaged or are being altered or constructed and pay when due all claims for labor performed and materials furnished therefor. Trustor shall not permit any mechanics’ or materialmen’s or judgment liens against any portion of the Property except liens bonded as reasonably required by Beneficiary and which are subject to appropriate proceedings contesting the validity of same. Trustor shall ensure material compliance with all laws, regulations, ordinances, covenants, conditions and restrictions applicable to the use and occupancy of the Property. Trustor agrees to comply materially with the provisions of any lease affecting the Property.

7.	Protection by Trustor. Trustor shall defend, at Trustor’s expense, any action or proceeding purporting to affect Trustor’s interest in the Property or the liens, rights or powers of Beneficiary or Trustee, or the rights and powers of Beneficiary or Trustee, or seeking to impose any liability on Beneficiary or Trustee because of any act or omission of Trustor, other than any action or proceeding which arises out of any act or negligent omission of Beneficiary.

Hope/ARI PA XbtC 5/17/2006

8.	Protection by Beneficiary or Trustee; Reimbursement. Beneficiary or Trustee or both of them are authorized at their election to appear in and defend any action or proceeding purporting to affect the Property or the liens, rights or powers of Beneficiary or Trustee; to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of either appears to be prior or inferior hereto; and, in exercising any such powers, to pay necessary expenses, employ counsel, and to pay counsel’s reasonable fees and costs. Without obligation to do so, Beneficiary or Trustee may further pay any amount or perform any obligation which is required of Trustor hereunder to protect the Property and the security hereof. All amounts so paid or expenses so incurred shall bear interest at the rate of interest specified in the Note, and shall be secured by this Deed of Trust as a lien on the Property. Unless otherwise agreed, such amounts or expenses with interest shall be payable upon notice to Trustor requesting such payment. Beneficiary shall be subrogated to the lien of any other encumbrance discharged hereunder, notwithstanding any release of record of the same. Neither Beneficiary nor Trustee shall be obligated to perform or discharge any obligation or duty to be performed or discharged by Trustor under any lease, declaration or covenant. Neither Beneficiary nor Trustee shall have any responsibility for the Property or liability on account thereof to any lessee, invitee, association or any other person or entity.

9.	Property and Casualty Insurance. Trustor shall keep the improvements now existing or hereafter erected on the Real Property reasonably insured against loss by fire, hazards included within the term “extended coverage - all risk” (including replacement cost coverage). Trustor shall also reasonably insure all fixtures and Personal Property encumbered hereby against the same loss hazards. In the event of loss, all property and casualty insurance proceeds shall be payable jointly to Trustor and Beneficiary, and Beneficiary shall permit such proceeds to be applied by Trustor toward the repair, restoration or replacement of the Property. Any such application shall not cure any default hereunder. If the Real Property is located in whole or in part in a flood hazard area as designated by the appropriate government entity, Trustor shall procure and keep in force such flood insurance as may be required to meet any applicable requirements of federal, state or local laws or ordinances.

10.	Other Insurance. In addition to the insurance required to be maintained in Paragraph 9 hereof, at Beneficiary’s request Trustor shall maintain comprehensive general liability insurance against claims for bodily injury, death or property damage occurring in, on or about the Property, naming Beneficiary and Trustor as insureds, such insurance to afford protection of not less than those amounts as are reasonably acceptable to Beneficiary.

11.	Insurance-Generally. The insurance carriers providing all insurance shall have a Best’s Rating of B or better and shall be chosen by Trustor subject to reasonable approval by Beneficiary. All insurance policies and renewals thereof shall be on an “occurrence” and not on a “claims made” basis. In the event of loss, Trustor shall give prompt notice to the insurance carrier and to Beneficiary. Beneficiary may make proof of loss if not made promptly by Trustor. All such policies shall provide that they shall not be cancelled or substantially modified without at least 20 days’ prior written notice to Beneficiary. Any application or release of any insurance proceeds hereunder shall not cure or waive any default or notice of Trustee’s sale hereunder or invalidate any act done pursuant to such notice.

12.	Condemnation. Any award of damages and the proceeds of any settlement, adjustment, or comprise in connection with any condemnation or taking of or for injury to any of the Property by reason of public use or for damages for private trespass or injury thereto is assigned in full and shall be paid to Beneficiary as further security for all Obligations Secured (reserving to Trustor, however, the right to seek recovery for any losses incurred, subject to this Deed of Trust). Notwithstanding the foregoing to the contrary, upon receipt of such monies, Beneficiary shall disburse the same to Trustor to be applied by Trustor toward repairing or restoring the remainder of the Property. Immediately upon obtaining knowledge of the commencement or threat of any action in connection with any condemnation or taking of the Property or any part thereof by reason of public use by any public authority or private entity having the power of eminent domain or any conveyance in lieu of such condemnation or taking of the Property or any part thereof (“Condemnation”), Trustor shall notify Beneficiary in writing but in no event later than ten (10) days after Trustor obtains knowledge of the commencement of or threat of a Condemnation. Beneficiary shall have the right, but not the obligation, to participate in any proceedings relating to any Condemnation and may, in its reasonable discretion, consent or withhold its consent to any settlement, adjustment or compromise of any

Hope/ARI PA XbtC 5/17/2006

claims arising from the Condemnation and no such settlement, adjustment or compromise shall be final or binding upon Beneficiary without Beneficiary’s prior consent, which consent shall not be unreasonably withheld or delayed.

13.	Inspection. Beneficiary may make or cause to be made reasonable entries upon and inspections of the Property at any time with notice to Trustor, except in case of emergency when entry may be made without notice.

14.	Default. Trustor shall be in “Default” hereunder, to the extent permitted by law, if Trustor fails to pay any monies due and payable hereunder, under the Note or any other contract secured hereby and such failure continues beyond any applicable notice and cure periods hereunder or thereunder. Trustor shall also be in “Default” hereunder, to the extent permitted by law, if any of the following events shall have occurred and shall not have been cured within 30 days after written notice thereof from Beneficiary to Trustor, provided, however, that if such event cannot be reasonably cured within such 30-day period and Trustor is diligently proceeding to cure same, Trustor shall have such additional time as is reasonable under the circumstances to accomplish such cure: (a) Trustor breaches any warranty, covenant or provision hereof; (b) Trustor becomes insolvent or ceases to do business as a going concern; (c) Trustor abandons all or any part of the Property; (d) an involuntary petition or case is filed against Trustor under any state insolvency law or any Federal Bankruptcy Code and the petition remains pending for more than 90 days or the court in which such petition is pending approves it or Trustor is adjudicated a bankrupt or becomes a debtor or debtor in possession in any such proceeding; (e) upon the institution of legal proceedings to enforce any Encumbrance upon the Property, or any portion thereof, or if the Property be attached or levied upon by any execution, attachment, tax levy or other writ which is not removed or bonded in a manner acceptable to Beneficiary within 30 days thereof; (f) a receiver, trustee, assignee, conservator, fiscal agent or liquidator be appointed for Trustor or for all or any part of the Property; (g) Trustor shall make a general assignment for the benefit of creditors; or (h) Trustor should be in default under any additional security agreements pursuant to Paragraph 26 hereof.

15.	Remedies. Upon any Default by Trustor, Beneficiary may declare all sums secured hereby to be immediately due and payable in full, and may accelerate all such indebtedness, and Beneficiary shall have the right to cause Trustee to sell the Property or any part thereof as set forth herein and as provided by applicable law. To invoke the power of sale hereunder, Beneficiary or its agent shall execute a Statement of Breach or Nonperformance and deliver the same to Trustee. Trustee shall thereafter record and give notice of Trustee’s sale in the manner required by law and, after the lapse of such time as may then be required by law, Trustee shall sell the Property in the manner required by law at public auction at the time and place fixed by it in such notice to the highest bidder for cash in lawful money of the United States, payable at the time provided by applicable law or by a credit bid of Beneficiary. Trustee in its discretion may postpone or continue the sale from time to time and from place to place by giving notice of postponement or continuance by public declaration at the time and place last appointed for the sale. Trustee shall deliver to any purchaser its Deed conveying the Property so sold, but without any covenant or warranty, expressed or implied. Any person, including Trustor, Trustee or Beneficiary, may purchase the Property at such sale. The purchaser at the Trustee’s sale shall be entitled to immediate possession of the Property as against Trustor, Trustee or other persons in possession and shall have a right to the summary proceedings to obtain possession provided in A.R.S. § 12-1171, et seq., or otherwise, together with costs and reasonable attorneys’ fees. Each provision of law relating to deeds of trust is and shall remain applicable to the respective rights and obligations of Trustor, Beneficiary and Trustee, and no term or provision hereof shall limit or restrict such rights or obligations. The omission of any express provision restating the applicable law herein shall not constitute or render the same inapplicable or waive the same. All provisions of the law of the state where the Real Property is located relating to deeds of trust are incorporated by reference herein. After deducting all costs, fees and expenses of Trustee and of this trust, including the cost of evidence of title in connection with any Trustee’s sale and reasonable attorneys’ fees of Beneficiary and Trustee, Trustee shall apply the proceeds of sale to payment of all sums then secured hereby and all other sums due under the terms hereof, with accrued interest; and the remainder, if any, to the person or persons legally entitled thereto, or as provided in A.R.S. § 33-812 or otherwise. In lieu of sale pursuant to the power of sale conferred hereby, this Deed of Trust may be foreclosed in the same manner provided by law for the foreclosure of mortgages on real property.

Hope/ARI PA XbtC 5/17/2006

16.	Non-Recourse. Notwithstanding anything contained in the Note or the Deed of Trust to the contrary, Beneficiary’s sole and exclusive remedy for any breach or default under the Note or this Deed of Trust shall be to cause the sale of the property which is encumbered by this Deed of Trust by judicial foreclosure or other legal means, and Trustor shall not be subject to any suit or action or have any personal liability under the Note or this Deed of Trust, and no property or assets of Trustor, other than the property which is encumbered by this Deed of Trust, shall be subject to attachment, levy or other process on account of any breach or default by Trustor under the Note or this Deed of Trust.

17.	Assignment of Rents. As additional security, Trustor hereby absolutely assigns, gives to and confers upon Beneficiary the right, power and authority, during the continuance of this Trust, to collect and retain the Property Income, reserving to Trustor the right, prior to any Default by Trustor, to collect and retain such Property Income as it becomes due and payable. Upon any Default, and so long as such Default remains uncured, Beneficiary may at any time, without notice, either by person, agent or a receiver to be appointed by a court, and without regard to the adequacy of any security for the Obligations Secured or the solvency of the Trustor, enter upon, take possession of and manage the Property or any part thereof, in his own name sue for or otherwise collect such Property Income, including that past due and unpaid, and apply the same to costs and expenses of operation and collection including receiver’s fees and reasonable attorneys’ fees of Beneficiary and Trustee and upon any Obligation Secured, in such order as Beneficiary may determine. The entering upon and taking possession of the Property, the collection of such Property Income, and the application thereof as aforesaid, shall not cure or waive any Default or notice of Trustee’s sale hereunder or invalidate any act done pursuant to such notice. Beneficiary expressly shall have all rights provided for in A.R.S. §§ 33-702.B and 33-807 or such similar provisions as may be enacted hereafter.

18.	Appointment of Receiver. After Trustor’s Default, if any form of suit is commenced, Trustor agrees that a receiver may be appointed upon the application of Beneficiary to take charge of the Property and to do such things as shall be authorized by the court, and that all reasonable costs and expenses of the receiver or of the receivership, less any Property Income collected by such receiver, together with such receiver’s own compensation, shall be secured by this Deed of Trust. Beneficiary’s right to a receiver shall be absolute and unconditional once a Default exists, and such receiver may be obtained in an action to appoint such receiver, in any judicial foreclosure, any suit for specific performance or in any other lawsuit to enforce this Deed of Trust in any manner.

19.	Modification; Forbearance; Nonwaiver. At any time or from time to time, without liability therefor and without notice, upon written request of Beneficiary, Trustee may reconvey without warranty any part of the Property, consent to the making of any map or plat thereof, join in granting any easement thereon or in any extension agreement or agreement subordinating the lien or charge hereof. Such actions shall not affect the priority of this Deed of Trust over any other Encumbrance unless expressly so intended and stated in writing. Time is of the essence hereof. Acceptance of payment of money after its due date shall not constitute any waiver under this Deed of Trust, the Note or Beneficiary’s right to require prompt payment of all other sums when due. No extension of time for payment or renewal of Obligations Secured shall affect the lien or priority of this Deed of Trust. The taking by Beneficiary of any other collateral for the Obligations Secured hereby shall in no way affect or impair the lien or priority of this Deed of Trust . Any forbearance by Beneficiary in exercising any remedy or right hereunder shall not be a waiver of or preclude the subsequent exercise of any such remedy or right.

20.	Notice. Except for any notice required under applicable law to be given in another manner, any notice to Trustor or Beneficiary provided for in this Deed of Trust shall be given by mailing such notice by certified mail, return receipt requested, hand delivering such notice or causing such notice to be delivered by a registered overnight courier service, addressed to the applicable above address or at such other address as the applicable party may designate by Request for Notice delivered to the other parties as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Trustor or Beneficiary when given in the manner designated herein

21.	Parties Bound. This Deed of Trust applies to, inures to the benefit of and binds all parties hereto, their heirs, legatees, devisees, personal representatives, administrators, executors, successors and assigns. The term

Hope/ARI PA XbtC 5/17/2006

“Beneficiary” shall mean the owner and holder of the Note secured hereby whether or not named as Beneficiary herein. In this Deed of Trust, whenever the context so requires, the masculine gender includes the feminine and neuter and conversely and the singular number includes the plural and conversely. The term “Trustor” shall mean all persons named as Trustor herein. “Trustee” shall include all successor trustees.

22.	Trustee. Trustee accepts this Deed of Trust when this Deed of Trust, duly executed and acknowledged, is made a public record as provided by law. Trustee may, but is not obligated to, notify any party hereto of any pending sale under any other Deed of Trust or of any action or proceeding in which Trustor, Beneficiary or Trustee shall be a party, unless brought by Trustee. Beneficiary may appoint a successor Trustee in the manner prescribed by law. Trustor and Beneficiary authorize Trustee, in the event any demand or notice is made or tendered to it concerning this Trust or the Property, to hold any money and documents and to withhold action or performance until an action shall be brought in a court of competent jurisdiction to determine the rights asserted or the propriety of the demand, notice or action requested and Trustee shall be without liability or responsibility for awaiting such court action. A successor Trustee herein shall, without conveyance from the predecessor Trustee, succeed to all its predecessor’s title, estate, rights, powers and duties. Trustee may resign at any time by mailing or delivering notice thereof to Beneficiary and Trustor and, having so resigned, shall be relieved of all further liability and responsibility to Trustor, Beneficiary or otherwise hereunder. Trustee shall not be liable for any action taken in its discretion and in good faith or upon advice of counsel or upon any information supplied or direction given by Beneficiary.

23.	Reconveyance. Upon payment of the Obligations Secured, Beneficiary shall request Trustee to reconvey the Property and shall deliver proof of payment or satisfaction of the Note and Obligations Secured hereby to Trustee. Trustee shall reconvey the Property without warranty to the person or persons legally entitled thereto. Such person or persons shall pay all costs of recordation and the release fees of Trustee, if any.

24.	Governing Law; Severability. The state and local laws applicable to this Deed of Trust shall be the laws of the jurisdiction in which the Real Property is located. The foregoing sentence shall not limit the applicability of federal law to this Deed of Trust. In the event that any provision or clause of this Deed of Trust or the Note conflicts with applicable law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of this Deed of Trust and the Note are declared to be severable.

25.	Integration. This instrument, together with the Note and any other contract or instrument executed by Trustor and/or Beneficiary which now or at any time secures the Note, constitutes the entire understanding of the parties, each of whom has been, or has had the opportunity to be, represented by counsel, and have been bargained for and are negotiated agreements that set forth the entire agreement with respect to the terms thereof, and there are no oral or written statements, representations, agreements or understandings which modify, amend or vary, or purport to modify, amend or vary any of the terms of such documents.

26.	Security Interests of Beneficiary. The indebtedness and the performance of the Obligations Secured are also secured by security interests in all of Trustor’s right, title and interest in all Property Income, Funds, fixtures, furnishings, machinery, equipment, appliances, supplies and other goods and tangible personal property used upon, in or about any of the improvements at any time situated on the Real Property or any part thereof, or used by Trustor or any agent or employee of Trustor in connection with such improvements or any business conducted on the Property, together with all insurance, condemnation or any other proceeds, and all licenses, permits, contracts, franchises and other agreements and all general intangibles relating to or arising on account of the Property (the “Personal Property”). Trustor hereby grants to Beneficiary a security interest in all such Personal Property and all proceeds and products thereof. Trustor covenants and agrees that it has and will cause Beneficiary to acquire a valid and perfected first security interest in such Personal Property together with all replacements and additions thereto and the proceeds and products thereof. Upon Default, such Personal Property may be foreclosed upon separately or sold with the Property as a single entity at Beneficiary’s option. Beneficiary has and may exercise all rights and remedies of a secured party under the Arizona Uniform Commercial Code, in addition to those set forth herein.

Hope/ARI PA XbtC 5/17/2006

Trustor shall execute and file or record all necessary financing statements or continuations thereof as requested by Beneficiary.

This Deed of Trust, upon execution by Trustor, shall constitute a financing statement and when recorded shall be a “fixture filing.”

     IN WITNESS WHEREOF, Trustor has executed this Deed of Trust effective as of the _____day of _______________, 2006.

Trustor:

Aurelio Resources Inc., a Colorado corporation

By: ______________________________________

Name: ___________________________________

Title:

STATE OF ______________________  )
                                                                          ) ss.
COUNTY OF _____________________)

The foregoing instrument was acknowledged before me this ______day of ________________, 2006, by , as of Aurelio Resources Inc, a Colorado corporation, on behalf of the entity.

Witness my hand and official seal.

My commission expires: _______________

__________________________________
Notary Public

Hope/ARI PA XbtC 5/17/2006

Legal Description of Subject Property

EXHIBIT “A”

Patented Mining Claims, Turquoise Mining District
Cochise County, Arizona

Cochise County, Arizona Deeds of Mines, Book 26, page 172
Mineral Survey No. 2458

Alice
Billie
Chance (also known as Grace)
Chicago
Climax
Clinton
Dorothy
Edith
Ester
Fair View
Fraction
Handy
Hawke Eye
Highland
Home
Humbolt
Iowa
Iron
Mame
Mary Mine
Monarch
Sampson
Starr

Cochise County, Arizona Deeds of Mines, Book 26, page 104
Mineral Survey No. 2608

Copper Bug
Northern Light
Gray Mule
Head Light
Leadville
Turquoise King
Western Belle

Hope/ARI PA XbtC 5/17/2006

EXHIBIT E1

to that
Purchase Agreement and Escrow Instructions
between
Hope Mining and Milling Company, and Aurelio Resources Inc

Existing Lease

Hope/ARI PA XbtE1 5/17/2006

Page E1-1 of ____

EXHIBIT E2

to that
Purchase Agreement and Escrow Instructions
between
Hope Mining and Milling Company, and Aurelio Resources Inc

Tenant’s Waiver of Right of First Refusal

Hope/ARI PA XbtE2 5/17/2006

Page E2-1 of ____

EXHIBIT F

to that
Purchase Agreement and Escrow Instructions
between
Hope Mining and Milling Company, and Aurelio Resources Inc

Warranty Deed with Reserved Net Smelter Returns Production Royalty

WARRANTY DEED WITH RESERVED ROYALTY

THIS DEED, dated __________________, 200_____is between HOPE MINING AND MILLING COMPANY, an Arizona corporation (“Seller”) whose legal address is c/o Ms. Nancy Fournier, 115 E. Country Club Drive, Phoenix, Arizona 85014, and AURELIO RESOURCES INC., a Colorado corporation, as (“Buyer”) whose legal address is 5554 South Prince Street, Suite 209, Littleton, Colorado 80120.

WITNESS, that the Seller, for and in consideration of the sum of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does grant, bargain, sell, convey and confirm unto Buyer, its heirs, successors and assigns forever, all the real property, together with improvements, (“Property”) if any, situate, lying and being in Arizona and more particularly described in Exhibit A, which is attached to and by reference made part of this Deed, but reserving to Seller a three percent (3%) net smelter returns royalty on all precious metals and one and one-half percent (1.5%) on all base metal products that are produced from the Subject Property, which royalty is more particularly described in Exhibit B, which is attached to by reference made part of this Deed. Notwithstanding anything to the contrary in this Deed, Seller shall have no right to any royalty, and the royalty shall terminate, upon Seller receiving a cumulative total of royalty payments of Three Million Dollars ($3,000,000.00) . Buyer shall also have the right, at any time prior to the commencement of commercial production, to purchase this royalty from Seller for the amount of US$2 million ($2,000,000.00) .

TOGETHER with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claims and demands whatsoever of Seller, either in law or equity, of, in and to the Subject Property, with the hereditaments and appurtenances;

TO HAVE AND TO HOLD the Subject Property above bargained and described, with the appurtenances, to Buyer, its successors, assigns and heirs forever. Seller, for itself, its successors, assigns, heirs and personal representatives, does covenant, grant, bargain and agree to Buyer, its succors, assigns and heirs, that at the time of delivery of the title to the Subject Property that it seized of the Subject Property, has good, sure, perfect, absolute and indefeasible estate of inheritance, in law, in fee simple, and has good right, full power and lawful authority to grant, bargain, sell and convey the Subject Property as described above, and that Subject Property is free and clear from all former and other grants, bargains, sales, liens, taxes, assessments, encumbrances and restrictions of whatever kind or nature.

Hope/ARI PA XbtE2 5/17/2006

Seller shall and will WARRANT AND FOREVER DEFEND the Subject Property in the quiet and peaceable possession of Buyer, its successors, assigns and heirs against all and every person or persons lawfully claiming the whole or any part of the Subject Property.

In this Deed, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

IN WITNESS WHEREOF, Seller has executed this deed on the date set forth above.

HOPE MINING AND MILLING COMPANY

By:
_______________________________
Nancy Fournier, President

STATE OF ARIZONA	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this ____ day of _____________, 2006, bY NANCY Fournier, President of Hope Mining and Milling Company.

My commission expires __________

________________________________
Notary Public

Hope/ARI PA XbtF 5/17/2006

EXHIBIT A

to that
Warranty Deed with Reserved Royalty
between
Hope Mining and Milling Company, and Aurelio Resources Inc.

Legal Description

Patented Mining Claims, Turquoise Mining District
Cochise County, Arizona

Cochise County, Arizona Deeds of Mines, Book 26, page 172
Mineral Survey No. 2458

Alice
Billie
Chance (also known as Grace)
Chicago
Climax
Clinton
Dorothy
Edith
Ester
Fair View
Fraction
Handy
Hawke Eye
Highland
Home
Humbolt
Iowa
Iron
Mame
Mary Mine
Monarch
Sampson
Starr

Cochise County, Arizona Deeds of Mines, Book 26, page 104
Mineral Survey No. 2608

Copper Bug
Northern Light
Gray Mule
Head Light
Leadville
Turquoise King
Western Belle

Hope/ARI PA XbtF 5/17/2006

Page F A-1 of 1

EXHIBIT B

to that
Warranty Deed with Reserved Royalty
between
Hope Mining and Milling Company, and Aurelio Resources Inc

ARTICLE 1

DEFINITION OF NET SMELTER RETURNS PRODUCTION ROYALTY

1.1 Net Smelter Returns. The term "Net Smelter Returns" ("NSR") as used in this Deed shall mean the net proceeds received by Seller from the sale of mineral products produced from the Subject Property after deductions for all of the following:

(a) Custom smelting costs, treatment charges and penalties including, but without being limited to, metal losses, penalties for impurities and charges or deductions for refining, selling, transportation from smelter to refinery and from refinery to market; provided, however, in the case of heap or dump leaching operations, all processing and recovery costs incurred by Buyer beyond the point at which metal doré is poured (it being agreed and understood, however, that such processing and recovery costs shall not include the cost of mining, crushing, dump preparation, distribution of leach solutions or other mining and preparation costs up to the point at which the metal goes into solution);

(b) Cost of transporting mineral product from the concentrator to a smelter, refiner or other place of treatment; and

(c) Federal production royalties, production taxes, severance taxes and sales, privilege and other taxes measured by production or the value of production.

1.2 Sales Price. The NSR will be based upon the Sales Price of the specific metals and commodities as defined below:

(a) In the case of any minerals other than gold or silver, Sales Price means the amount calculated by multiplying the number of units of the refined metal or other mineral product produced during any month by the average of the daily spot prices during the same month as quoted by the London Metals Exchange for one unit of that refined metal or mineral product;

(b) Refined gold (gold meeting the specifications of the London Bullion Market Association) shall be deemed to have been sold during the month when it is produced, and the Sales Price thereof shall be deemed to be an amount calculated by multiplying the number of produced ounces by the average during the same month of the London Bullion Market Associates afternoon gold price fixings for one ounce of refined gold;

(c) Refined silver (silver meeting the specifications established for the New York Silver Price published by Handy & Harman) shall be deemed to have been sold during the month when it is produced, and the Sales Price thereof shall be deemed to be an amount calculated by multiplying the number of produced ounces by the average during the same month of the New York Silver spot price quotations published by Handy & Harman for one ounce of refined silver; and

(d) Sales Price shall be determined as set forth in subparts (a), (b) and (c) above, irrespective of any actual arrangements for the sale or other disposition of minerals by Buyer, specifically including but not limited to forward sales, futures trading or commodities options trading, and any other price hedging, price protection or speculative arrangements involving the possible delivery of copper, gold, silver or

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other minerals from the Subject Property. If, for any reason, published prices for minerals produced from Subject Property are not available from the sources set forth above, Subject Property shall select such other published commodity exchange, producer, trade publication or other listing as will fairly reflect the spot price at which sales of such commodities are being effected at the time of sale by Buyer.

ARTICLE 2

PAYMENT PROCEDURES

2.1	Definitions. Words and terms defined in this Deed to which this Exhibit B is attached, shall have the same meaning for purposes of this Exhibit B.

2.2	Computation of Royalty. Each time that minerals mined from the Subject Property are sold by Buyer, Buyer shall calculate the Net Smelter Returns ("NSR") realized by Buyer in connection with the sale. The NSR so calculated shall then be multiplied by three percent (3%) or on and on-half percent (1.5%), as the case may be. Then Buyer shall pay the other party to this Deed the resulting amount. The other party shall have no right whatsoever to take minerals or royalty "in kind."

2.3	Treatment and Sale. Buyer shall have the right (but not the obligation) to concentrate, mill, smelt, refine, upgrade or otherwise process or beneficiate minerals mined from the Subject Property, at locations on or off that the Subject Property. Buyer shall not be liable for any values lost in processing under sound processing practices and procedures, and no royalty shall be payable to the other party with respect thereto. No production royalty shall be payable to the other party for or with respect to reasonable quantities of minerals which are not sold by Buyer but are used by Buyer for assaying, treatment amenability, metallurgical or other analytical processes or procedures.

2.4	Commingling. Buyer shall have the right of mixing or commingling, at any location and either underground or at the surface, any minerals mined from the Subject Property with any ores, metals, minerals, or mineral products mined from other lands, provided that Buyer shall determine the weight or volume of, sample and analyze all such ores, metals, minerals and mineral products before the same are so mixed or commingled. Any such determination of weight or volume, sampling and analysis shall be made in accordance with sound and generally accepted sampling and analytic practices and procedures. The weight or volume and the analysis so derived shall be used as the basis of allocation of production royalties payable to the other party hereunder in the event of a sale by Buyer of materials so mixed or commingled. All weights shall be dry weights.

2.5	Statements and Payments. Each production royalty payment due the party that receives the royalty payment shall be made within thirty (30) days after the end of the calendar quarter during which minerals are sold. Each such payment shall be accompanied by an itemized statement setting forth all facts and figures necessary in order to verify the accuracy of the amount of the payment. Each production royalty payment due the recipient of the royalty shall be made by a single check made payable to a single person or entity or to such other persons or entities as may be designated in writing by the recipient as the payee for purposes of payments due the recipient under this Deed. Anything to the contrary in this Deed notwithstanding, Buyer shall not be in default hereunder for failure to make any payment the recipient of the royalty in timely fashion if the recipient fails or refuses to give Buyer written notice designating the person or entity to be the payee named on each and every check to be sent to the recipient of the royalty by Buyer hereunder, and Buyer shall have no duty with respect to the disbursement or application of any payments to the royalty recipient after payments are made in accordance with this Section 2.5.

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2.6	Audit. The royalty recipient shall have a period of ninety (90) days after the receipt of each statement provided for in Section 2.5 of this Exhibit B to give Buyer notice of any objection by the royalty recipient. If the recipient fails to object to a particular statement within ninety (90) days after the receipt by the recipient then, subject only to the provisions of Section 2.7 ("Adjustments") of this Exhibit B, the accuracy of such statement and the amount of any payment transmitted therewith shall be conclusive with respect to the royalty recipient. If the royalty recipient objects to the accuracy of a particular statement or the amount of the payment transmitted thereby within ninety (90) days after the statement is received by the royalty recipient or the recipient’s representative, a certified public accountant, or other accounting expert, mutually acceptable to the parties and retained by the recipient may promptly audit Buyer's relevant books and records at an office selected by Buyer and during Buyer's normal business hours. Any such audit shall be made at the sole expense of the royalty recipient if the audit determines that the payment in question was accurate to within three percent (3%). Any such audit shall be made at the sole expense of Buyer if the audit determines that the payment in question was inaccurate by more than three percent (3%). In any case, the payment in question shall be adjusted to reflect the results of the audit.

2.7	Adjustments. Any charges, costs or expenses or any adjustments thereto which are actually made and given to Buyer by a purchaser, shipper, processor or other creditor that were not taken into account in a statement to the royalty recipient which accompanied a preceding production royalty payment shall be taken into account in determining the amount of the next production royalty payment, but no such charges or adjustments shall otherwise affect the conclusiveness of preceding statements or payments.

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EXHIBIT G

to that
 Purchase Agreement and Escrow Instructions
between
Hope Mining and Milling Company, and Aurelio Resources Inc

Resolution of Disputes

All disputes between the parties, their successors and assigns, arising under this Option, which the parties are unable to resolve within twenty (20) days, shall:

(a) First be referred for resolution to the respective chairman of the board and/or the president of each party after a written request (notice) by either party. If the referral to the chairman or president is unsuccessful in resolving the dispute within thirty (30) days or such extended period as the parties may mutually agree, then either party may:

(b) Refer the dispute, controversy or claim for mediation or conciliation by a mediator/conciliator mutually agreed to by the parties within fifteen (15) days after a written request (notice) by either party. If the parties are unable to agree on a mediator, they shall be deemed to have waived their right to mediation. If the mediation or conciliation is unsuccessful in resolving the dispute within thirty (30) days or such extended period as the parties may mutually agree, then either party may at any time thereafter:

(c) Refer the dispute, controversy or claim for settlement by arbitration by written demand of any party. To demand arbitration, any party (the "demanding party") shall give written notice to the other party (the "responding party"). Such notice shall specify the nature of the issues in dispute, the monetary amount involved, and the remedy requested. Within twenty (20) days, of the receipt of the notice, the responding party shall answer the demand in writing, specifying the issues that party disputes. Unless the parties mutually agree on one arbitrator, each party shall select one qualified arbitrator within ten (10) days of the responding party's answer. Each of the arbitrators shall be a disinterested person that is qualified by education and experience to hear and determine the issues to be arbitrated. The arbitrators so chosen shall select a neutral arbitrator within ten (10) days of their selection. If the named arbitrators cannot agree on a neutral arbitrator, the arbitrators shall make application to any court of competent jurisdiction in the State of Arizona, with a copy to both parties requesting that the court select and appoint the third arbitrator. The court's decision shall be final and binding on the parties. If either party does not name an arbitrator, the arbitrator named by the other party shall serve as the sole arbitrator. Immediately upon appointment of the third arbitrator, each party shall present in writing to the panel of three arbitrators (with a copy to the other party) their statement of the issues in dispute. Any questions of whether a dispute should be arbitrated under this Section shall be decided by the arbitrators. The arbitrators, as soon as possible, but not more than thirty (30) days after their appointment, shall meet in Phoenix, Arizona, at a time and place reasonably convenient for the parties after giving each party at least fifteen (15) days notice. The arbitration hearing shall be conducted in accordance with the Arizona Uniform Arbitration Act in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as amended, but the parties do not intend that the arbitration process be administered by the American Arbitration Association. That is, the parties shall have the right to perform the arbitration in an informal manner by a mutually acceptable party who shall be independent from, but shall use and follow the Commercial Arbitration Rules of, the American Arbitration Association as a guide for the conduct of the arbitration procedure. In the event of a conflict between the provisions of this Option and the provisions of the Arbitration Act and Commercial Arbitration Rules and procedures, the provisions of this Option shall prevail. The failure of a party to appear at the hearing shall not operate as a default. The attendance of all arbitrators shall not be required at all hearings. Actions of the arbitrators shall be by majority vote. After hearing the parties in regard to the matter or matters in dispute, taking such evidence and making such other investigation as justice requires and as the arbitrators deem necessary, they shall decide all issues submitted to them within fifteen (15) business days thereafter and serve a written and signed copy of the award upon each party. Such award shall be final and binding on the parties, and confirmation thereon may be applied for in any court of competent jurisdiction by any party. If the parties settle the dispute in the course of the arbitration, such settlement shall be approved by the arbitrator on the request of either party and become the award. Information shall be obtained in accordance with the rules of discovery under Arizona District

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Court Rules of Civil Procedure and, if information is required, sufficient time shall be allowed for a party to obtain said information. Fees and expenses of the arbitration shall be shared equally by the parties. Each party shall bear its own attorney's fees.

     38. Except as expressly provided herein and except for an action seeking injunctive or other equitable relief to enforce the provisions of this Agreement, no action may be brought in any court of law and EACH OF THE PARTIES WAIVES ANY RIGHTS THAT IT MAY HAVE TO BRING A CAUSE OF ACTION IN ANY COURT OR IN ANY PROCEEDING INVOLVING A JURY TO THE MAXIMUM EXTENT PERMITTED BY LAW.

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